Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

SINGLE-TENANT LEASE

1.      BASIC TERMS:

This Section 1 contains the Basic Terms of this lease (this “Lease”) between Landlord and Tenant, as each is named below. Other Sections of the Lease referred to in this Section explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.            Effective Date of Lease: June 7, 2024.

1.2.            Landlord: 5801 SECOND STREET, LLC, a Delaware limited liability company.

1.3.            Tenant: LYMI Inc., a Delaware corporation.

1.4.            Premises: The entirety of that certain real property legally described on Exhibit A attached hereto, and including that certain building commonly known as 5801 South 2nd Street, Vernon, California (the “Building”) and containing approximately 185,089 square feet. The Building is located in, and is a part of an industrial park (the “Park”), which Park is a part of the Premises as designated on Exhibit A, attached hereto. An outline of the Premises is set forth on Exhibit A-1, attached hereto.

1.5.            Lease Term: Five (5) years and four (4) months, commencing on December 7, 2024 (“Commencement Date”) and ending on March 31, 2030 (“Expiration Date”).

If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent (as defined below) due for the first calendar month of the Lease Term shall be prorated on a per diem basis (based on a 365 (366 in leap years) day, 12-month year) and paid to Landlord on the Commencement Date, and the Lease Term will be extended to terminate on the last day of the calendar month in which the Expiration Date occurs.

1.6.            Permitted Use: The Premises shall only be used for manufacturing, warehousing and distribution of apparel, and/or other non-perishables items, related general office use, and retail/factory outlet store (to the extent permitted under item (B), below); provided, however, that notwithstanding anything to the contrary set forth hereinabove, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may the Permitted Use violate, (A) Landlord’s established Rules and Regulations (as defined below), (B) all applicable Laws (defined in Section 9.1, below), including, without limitation, all applicable zoning and building codes, (C) all covenants, conditions and restrictions now or hereafter affecting the Park, and (D) the first-class character of the Park.

1.7.            Tenant’s Guarantor: None.

1.8.            Brokers:

Tenant Broker: Jones Lang LaSalle Brokerage, Inc.

Landlord Broker: Lee & Associates Commerce

1.9.            Letter of Credit: [***], as the same may be reduced from time to time pursuant to Section 4.4.9.

1.10.          Initial Estimated Additional Rent. [***].

1.11.         Exhibits to Lease. The following exhibits are attached to and made a part of this Lease: Exhibit A (Legal Description; Exhibit A-1 (Depiction of Premises); Exhibit B (Broom Clean Condition and Repair Requirements); Exhibit C (Rules and Regulations); Exhibit D (Tenant Work Letter); Exhibit E (Confirmation of Commencement Date); Exhibit F (Tenant Contact Information); Exhibit G (Tenant Operations Inquiry); Exhibit H (Form of Letter of Credit); and Schedule 25.22.5 (Tenant Fit Out Guide).

2.            LEASE OF PREMISES; RENT; OPTION TERM.

2.1.            Lease of Premises for Lease Term. In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Lease Term and subject to the conditions of this Lease. The terms and provisions of this Lease shall be effective as of the date of this Lease. Each of Landlord and Tenant stipulate that the square footage of the Premises is as set forth in Section 1.4 above and shall not be subject to remeasurement during the initial Lease Term. Accordingly, the Base Rent payable during the initial Lease Term nor the Tenant Improvement Allowance shall be adjusted based on the measurement of the Premises. For the purposes of this Lease, “Building Common Area” shall mean the exterior of the Building (specifically excluding the interior of the Building and associated dock areas and equipment), including, without limitation, landscaped areas, driveways, sidewalks, and exterior lighting (i.e. those portions of the Building and/or the lots on which the Building are located which, if the Building was leased on a multi-tenant basis, would either serve or be available for use by multiple tenants in the Building).

2.2.           Types of Rental Payments.

2.2.1.            Base Rent. Tenant shall pay net base rent (“Base Rent”) to Landlord in monthly installments, in advance, on or before the first day of each and every calendar month during the Lease Term, in the amounts and for the periods as set forth below:

Months During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Square Foot
1-12*	[***]	[***]	[***]
13-24	[***]	[***]	[***]
25-36	[***]	[***]	[***]
37-48	[***]	[***]	[***]
49-60	[***]	[***]	[***]
61-Expiration Date	[***]	[***]	[***]

*Notwithstanding the terms of the schedule set forth above, Landlord hereby agrees to abate Tenant’s obligation to pay the Base Rent attributable to the Premises during the second (2nd) through fifth (5th) months of the Lease Term, provided that Tenant has not been in monetary or material non-monetary default beyond any applicable notice and cure period and no uncured monetary or material non-monetary default by Tenant under this Lease beyond any applicable notice and cure period exists as of the date such applicable monthly installment would otherwise be due in the absence of such abatement. The period during which Tenant is entitled to an abatement of Base Rent pursuant to the terms hereof shall be referred to herein as the “Abatement Period” and the amount of Base Rent abated during the Abatement Period shall be referred to herein as the “Abated Base Rent”). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, the payment of Operating Expenses. The abatement of Base Rent provided in this Section 2.2.1 is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If at any time during the initial Term of this Lease (not including any option periods, extensions, or renewals), a Default by Tenant occurs and this Lease is terminated as a result, then the abatement of Base Rent provided for in this Section 2.2.1 shall immediately and automatically be rendered null and void, and Tenant shall immediately be required to pay to Landlord, in addition to any and all other amounts due to Landlord under this Lease, the then-unamortized (on a straight-line basis) amount of all Base Rent previously abated pursuant to this Section 2.2.1. At any time following the Commencement Date, Landlord shall have the right (the “Rent Credit Option”), but not the obligation, to advise Tenant that Landlord elects to terminate the then-remaining Abated Base Rent, and, in lieu of such remaining abatement, Landlord shall instead disburse to Tenant, in a lump sum, an amount equal to the then-remaining portion of the Base Rent that would otherwise be abated as aforesaid (the “Abatement Replacement Payment”). If Landlord exercises the Rent Credit Option and disburses the Abatement Replacement Payment to Tenant, then: (i) Tenant shall no longer be entitled to an abatement of Base Rent pursuant to the terms hereof, and (ii) Tenant shall thereafter pay Base Rent at the rate set forth in the schedule above for the remainder of the Lease Term at the time and in the manner set forth in this Section 2.2.1. Tenant shall reasonably cooperate with Landlord, including entering into an amendment to this Lease, to permit and memorialize Landlord’s exercise of the Rent Credit Option.

2.2.2.            Additional Rent. Commencing as of the Commencement Date and continuing throughout the remainder of the Lease Term, Tenant shall also pay (a) all Operating Expenses (as hereinafter defined), and (b) any other amounts owed by Tenant hereunder (the sums described in (a) and (b), collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 5 calendar days of the date when due, and such delinquency continues for five (5) days following Landlord’s delivery to Tenant of written notice of such delinquency (provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then Tenant’s subsequent failure to pay any such applicable Rent or other charge when due shall entitle Landlord to charge a Late Charge hereunder with respect to such applicable Rent and/or charge without requirement of any notice or cure period [and if Landlord has given Tenant three (3) such delinquency notices in the preceding 3-year period, then Tenant’s subsequent failure to pay any such applicable Rent or other charge when due shall entitle Landlord to charge a Late Charge hereunder with respect to such applicable Rent and/or charge without requirement of any notice or cure period), a late charge in an amount equal to 5% of the then delinquent installment of either or both (as applicable) Base Rent and Additional Rent (the “Late Charge”) shall be imposed with respect to the then-delinquent Rent payment.

2.2.3.            Payment of Rent. For purposes of this Lease, the Late Charge, interest at the Default Rate (as defined in Section 13.3 below), Base Rent and Additional Rent shall collectively be referred to as “Rent.” All Rent shall be paid by Tenant to Landlord, by ACH to:

Domestic/International Wire Transfer Instructions:

Transit Routing Number: (for domestic use)	[***]
SWIFT Code: (for international use)	[***]
Account Number:	[***]
Bank Administrative Contact:	[***]

ACH Instructions:

Transit Routing Number:	[***]
Account Number:	[***]
Bank Administrative Contact:	ACH Department, 1-800-883-4224

or if paid by check or if sent by overnight courier, to:

5801 Second Street, LLC
c/o BDP Services, LLC
9525 W. Bryn Mawr Avenue, Suite 700
Rosemont, IL 60018

(or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.2.4.            Required Payments at Execution. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent an amount equal to the sum of the first monthly installment of Base Rent of [***] payable under this Lease, plus sales tax (if applicable), and the sum designated as the Initial Estimated Additional Rent ([***]), plus sales tax (if applicable), in cash or cash equivalents. Tenant’s deposit of the foregoing items, together with Tenant’s delivery of the Letter of Credit in the amount of $1,560,300.20 shall constitute a condition precedent to the Landlord’s obligations under this Lease.

2.2.5.            Covenants Concerning Rental Payments. Except as otherwise expressly set forth in this Lease, Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Lease Term shall be prorated on a per diem basis (based on a 365 (366 in leap years) day, 12-month year) and paid to Landlord on the Commencement Date, and the Lease Term will be extended to terminate on the last day of the calendar month in which the Expiration Date occurs.

2.3.            Option Term.

2.3.1.            Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) and any Permitted Transferee Assignee (defined in Section 8.3 of this Lease) two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”), which applicable option shall be exercised in accordance with the terms of Section 2.3.3 of this Lease, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of the Interest Notice (defined in Section 2.3.3, below) and the Exercise Notice (defined in Section 2.3.3, below), Tenant is not in default under this Lease; (ii) as of the end of the Lease Term or the initial Option Term, as applicable, Tenant is not in default under this Lease; (iii) Tenant has not previously been in default beyond any applicable notice and cure period under this Lease more than once in any twelve (12) month period; and (iv) the Lease then remains in full force and effect and Original Tenant or a Permitted Transferee Assignee, as the case may be, occupies the entire Premises at the time the applicable option to extend is exercised and as of the commencement of the applicable Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of the applicable option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, or the first Option Term, as applicable, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.3 shall be personal to Original Tenant and a Permitted Transferee Assignee, as the case may be, and may be exercised by Original Tenant or a Permitted Transferee Assignee, as the case may be, only (and not by any other assignee, sublessee or other transferee of Tenant’s interest in this Lease).

2.3.2.            Option Rent. The annual Rent payable by Tenant during the applicable Option Term (the “Option Rent”) shall be equal to the Fair Rental Value (defined below), for the Premises as of the commencement date of the applicable Option Term, provided that in no event (A) shall the base rent component of the Option Rent payable during the first year of the first Option Term be less than 97.5% of the Base Rent payable for the Premises during the last year of the Lease Term, (B) shall the base rent component of the Option Rent payable during the first year of the second Option Term be less than the Base Rent payable for the Premises during the last year of the first Option Term, and (C) shall the base rent component of the Option Rent for both the first Option Term and the second Option Term be escalated by an amount which is less than four percent (4%) on the first anniversary of the commencement date of the applicable Option Term and on each anniversary of such commencement date thereafter (i.e., the base rent component of the Option Rent during the applicable Option Term shall increase by a minimum of four percent (4%) every twelve (12) months occurring during the applicable Option Term). The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the applicable Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the Comparable Buildings (defined in this Section 2.3.2, below) (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the Premises; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean Class A industrial buildings located in the Central Los Angeles Industrial Submarket marketplace that are comparable in size and age to the Building.

2.3.3.            Exercise of Option. The option contained in this Section 2.3 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice(the “Interest Notice”) to Landlord not more than twelve (12) months nor less than eleven (11) months prior to the expiration of the initial Lease Term or the first Option Term, as applicable, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of the applicable Tenant’s Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term or the first Option Term, as applicable, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, whether or not Tenant has delivered the Interest Notice, Tenant shall, on or before the date occurring nine (9) months prior to the expiration of the initial Lease Term or the first Option Term, as applicable, irrevocably exercise the option by delivering written notice (the “Exercise Notice”) thereof to Landlord, and in the event that Landlord has delivered the Option Rent Notice because Tenant had delivered an Interest Notice, then, upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. If Tenant objects to the Option Rent contained in the Option Rent Notice, then the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.3.4, below. If Tenant elects not to deliver the Interest Notice, but delivers the Exercise Notice, then the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.3.4 below. Time is of the essence with respect to the delivery of Tenant’s Interest Notice and the Exercise Notice.

2.3.4.            Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent set forth in the Option Rent Notice, or, in the event that Tenant failed to deliver the Interest Notice but timely delivered the Exercise Notice, then Landlord and Tenant shall attempt to agree upon the Option Rent using their commercially reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of the Exercise Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.4.1 through 2.3.4.7, below.

2.3.4.1.            Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial industrial properties in the Central Los Angeles Industrial Submarket marketplace, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.3.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.3.4.2.            The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) business days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.3.4.3.            The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.3.4.4.            The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.3.4.5.            If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in Section 2.3.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.3.4.6.            If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in Section 2.3.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.3.4.7.            The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.3.4.8.            If the Option Rent for the applicable Option Term shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term, Tenant shall be required to pay the Option Rent provided by Landlord as part of the arbitration proceeding, provided that such proposed Option Rent is not more than 150% of the Base Rent payable during the last month of the Lease Term. If the proposed Option Rent is more than 150% of the Base Rent payable during the last month of the Lease Term, then until the Option Rent is determined Tenant shall pay to Landlord an amount equal to 150% of the Base Rent payable during the last month of the Lease Term. Upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.            OPERATING EXPENSES.

3.1.           Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1.            Operating Expenses. The term “Operating Expenses” shall mean all costs and expenses paid or incurred with respect to, or in connection with, the ownership, repair, replacement, restoration, maintenance and operation of the Premises all as determined in accordance with sound real estate management and accounting practices consistently applied. Operating Expenses may include, but are not limited to, any or all of the following: (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Premises; (ii) the costs that Landlord incurs to procure and maintain the insurance coverages that are described in Section 10.1 below, and the amount of any deductible(s) if and to the extent a loss(es) is incurred in connection with the Premises and the applicable insurer(s) applies the deductible before making payment of any available insurance proceeds; (iii) management fees to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Premises, provided that such management fees shall not be in excess of two percent (2%) of the gross Rent payable hereunder, (iv) any capital improvements made by, or on behalf of, Landlord to the Premises that are: (a) intended to reduce Operating Expenses (but only to the extent of the anticipated savings in Operating Expenses); or (b) reasonably deemed necessary by Landlord to maintain the applicable portions of the Premises required to be maintained by Landlord under this Lease (including, without limitation, the Landlord Repair Items) in first-class condition; or (c) required to keep the Premises in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, except for capital expenditures to remedy a condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Commencement Date; or (d) referenced in Sections 9.2.1 and 13.5 of this Lease; or (e) referenced in sub-section xiv, below, and in the case of any or all of (a) through (e), the cost of such capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement, in accordance with generally accepted accounting principles (collectively, the “Qualifying Capital Improvements”); (v) all professional fees incurred in connection with the operation, management and maintenance of the Premises (without duplication of the property management fee referenced in subsection iii); (vi) Taxes, (defined in Section 3.1.2, below); and (vii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; (viii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g., a business park); (ix) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Premises, and any applicable sales and other taxes thereon; (x) amounts charged by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished by Landlord in connection with any or all of the operation, repair and maintenance of any part of the Premises (together with a reasonable overhead and administrative fee to Landlord included as part of the management fee set forth in subsection (iii) of this Section 3.1.1), including, without limitation, the structural elements of the Premises, (xi) the cost of any utilities, to the extent not paid (or required to be paid) by Tenant pursuant to the terms of this Lease, (xii) expenses associated with the maintenance and repair of the roof (including roof membrane and skylights) and the roof drainage system of the Building, (xiii) all costs to comply with applicable Laws, including, without limitation, all requirements and obligations that may be imposed on the Park by the South Coast Air Quality Management District as they relate to, or are part of, then-current sustainability guidelines or mandates; (xiv) carbon offset costs and other commercially reasonable expenditures, including but not limited to capital expenditures, that are customarily included in operating expenses passed through to tenants by owners of industrial properties similar to the Premises in the submarket where the Premises are located, and which Landlord reasonably believes will (1) reduce the Building’s consumption of electricity, oil, natural gas, steam, water or other utilities, (2) allow the Building to utilize renewable energy sources, (3) reduce greenhouse gas emissions and/or (4) improve operational efficiency and sustainability, provided that to the extent any such costs are capital expenditures, then any such capital expenditures shall be reasonably amortized by Landlord over the useful life of the applicable capital expenditure in accordance with generally accepted accounting principles; (xv) the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, electrical systems, mechanical systems, sanitary and storm drainage systems; (xvi) the cost of landscaping; and (xvii) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning.

3.1.1.1.            Landlord and Tenant acknowledge that, except as otherwise expressly provided to the contrary in this Lease, it is the intent and agreement of Landlord and Tenant that this Lease be a “net” lease and that, as such, the provisions contained in this Lease are intended to pass through to Tenant, or reimburse Landlord for, all costs and expenses associated with this Lease, and the ownership and operation of the Premises and the Park, including, without limitation, all costs and expenses in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation thereof. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid be Landlord, but reimbursed by Tenant as Additional Rent and as provided in this Lease.

3.1.1.2.            Notwithstanding anything in this Lease to the contrary, the following shall be excluded from Operating Expenses (and Taxes, as applicable):

(1)            except as otherwise expressly set forth above in Section 3.1.1, interest, points, fees and principal payments on any mortgages encumbering the Premises and/or Park, and other debt costs, if any;

(2)            ground lease rental and/or other ground lease payments;

(3)            costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Park;

(4)            the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards and the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(5)            interest, fines or penalties for late payment or violations of applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(6)            costs arising from Landlord’s charitable or political contributions;

(7)            costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under generally accepted accounting principles, consistently applied are properly classified as capital expenditures, except for (i) the Qualified Capital Improvements pursuant to Section 3.1.1 above, (ii) subsection (xiv) of Section 3.1.1 and/or (iii) as set forth in clause (15) below;

(8)            costs of cleanup, removal and/or remediation of any Hazardous Materials in, on or under the Premises required to comply with applicable Laws that are (A) incurred as a result of (1) the introduction by Landlord of any such Hazardous Materials in, on or under the Premises in violation of applicable Laws in effect at the time of such introduction, or (2) as a result of the presence of Hazardous Materials in, on, or under the Premises as of the Effective Date, to the extent such Hazardous Materials are in violation of applicable Laws in effect as of such date; provided, however, that the provisions of this sub-item (8) shall not preclude the inclusion of costs with respect to materials (whether existing at the Premises as of the date of this Lease or subsequently introduced to the Premises) which are not, as of the date of this Lease (or as of the date of introduction), deemed to be Hazardous Materials under applicable Laws but which are subsequently deemed to be Hazardous Materials under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under this Lease for all costs of remediation and removal of Hazardous Materials to the extent caused by Tenant of any of the Tenant Parties);

(9)            costs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors;

(10)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Premises or Park unless such wages and benefits are prorated to reflect time spent on operating and managing the Premises or Park vis-à-vis time spent on matters unrelated to operating and managing the Premises or Park;

(11)            nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(12)            costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Premises or Park into compliance with applicable Laws in effect as of the Effective Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building or any other improvements to the Park, to the extent such violations exist as of the Effective Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date; provided that the foregoing shall not be applicable to the extent the need for such repairs, replacements, alterations and/or improvements is caused by Tenant or the Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Section 13.1 of this Lease), provided, however, that the provisions of this sub-item (12) shall not preclude the inclusion of costs of compliance with applicable Laws enacted prior to the Effective Date if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an applicable Law which is imposed after the Effective Date;

(13)            costs incurred in connection with the construction of the Base Building Work;

(14)            advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Park (including new leases, lease amendments, lease terminations and lease renewals);

(15)            depreciation and amortization, except as expressly provided above in this Section 3.1.1, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life in the manner described in Section 3.1.1 above;

(16)            reserves for bad debts;

(17)            wages, salaries and other compensation paid to personnel above the grade of property manager (or employees with equivalent responsibilities regardless of job title);

(18)            costs of Landlord’s earthquake insurance premiums in excess of those generally being charged to institutional owners of other Comparable Buildings, provided that the foregoing shall not be applicable in the event that Landlord’s lender requires Landlord to obtain earthquake insurance premiums that are not consistent with the terms of this item (18);

(19)            the costs of any services that Tenant is obligated to obtain and pay for pursuant to the terms of this Lease; and

(20)            costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Premises.

3.1.2.            Taxes. The term “Taxes,” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Lease Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith, including any taxes imposed on the Premises in connection with the Premises being a part of a community facilities district, if applicable; (ii) any reasonable expenses incurred by Landlord in reviewing and contesting either or both of (x) such taxes or assessments and (y) the assessed value of the Premises; and (iii) sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen (including, but not limited to, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent), that are assessed, levied or imposed upon all or any part of the Premises. Taxes shall include, without limitation: (a) Any tax on the rent, right to rent or other income from the Premises, or any portion thereof, or as against the business of leasing the Premises, or any portion thereof; (b) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Park’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (c) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (d) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. For purposes hereof, Tenant shall be responsible for the payment of all Taxes that are due and payable at any time during the Lease Term, at the same time and in the same manner as payment of all other Operating Expenses, regardless of when such Taxes may have accrued (it being understood that Tenant shall be responsible for Taxes on a so-called “cash” basis, as opposed to a so-called “accrual” basis); provided that, for the avoidance of doubt, Tenant shall not be required to pay for Taxes applicable to any period of time before commencement or after expiration of the Lease Term, unless the same is payable pursuant to the terms of Section 20 of this Lease. Such obligation shall survive the termination or expiration of this Lease. If Landlord so elects, by delivery of written notice to Tenant at any time during the Lease Term, Tenant shall pay the Taxes directly to the taxing authority(ies), rather than to Landlord for payment to the taxing authority(ies), whereupon Tenant shall be required to pay all Taxes prior to the date on which they become delinquent and Tenant shall deliver to Landlord, promptly after Tenant’s payment of same, reasonable evidence of such payments.

Notwithstanding anything to the contrary set forth herein, there shall be excluded from Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any taxes paid by Tenant on Tenant’s personal property, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due.

3.1.3.            Right to Contest Taxes. If Landlord elects not to contest the Taxes assessed during any Operating Year, then Tenant, by delivery of written notice to Landlord within thirty (30) days after Tenant’s receipt of the applicable Statement (defined in Section 3.4, below), may require Landlord to contest such Taxes if, and only if, Landlord determines, in its commercially reasonable and good faith discretion, that a reduction in Taxes is likely to result therefrom and solely to the extent Landlord is legally permitted to contest such Taxes. If Tenant timely and properly requires Landlord to contest Taxes as provided in the immediately preceding sentence and the total costs incurred by Landlord in pursuing such contest exceed the savings in Taxes resulting from such contest (such excess, the “Excess Tax Contest Costs”), then Tenant shall pay to Landlord the Excess Tax Context Costs within thirty (30) days after Landlord’s delivery to Tenant of an invoice therefor, together with reasonable supporting documentation. Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, but excluding the Excess Tax Contest Costs) incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Operating Year such expenses are paid. If Landlord receives a refund of Taxes for any Operating Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s payment of such Taxes, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed the amount of Taxes paid by Tenant for such Operating Year (provided, that, any tax refunds obtained by Landlord more than one (1) year after the expiration or earlier termination of this Lease shall not be deducted from Taxes, but rather shall be the sole property of Landlord, provided, that, in such event, Tenant shall not be liable to Landlord for the Excess Tax Contest Costs, pertaining thereto).

3.1.4.            Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Lease Term.

3.2.            Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements set forth herein, the Operating Expenses. Additional Rent commences to accrue effective as of the Commencement Date. The Operating Expenses payable hereunder for the Operating Years in which the Lease Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Lease Term. Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefore, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3.            Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within thirty (30) days of Landlord’s written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year (“Excess Additional Rent”), the Excess Additional Rent shall be credited against the Estimated Additional Rent next due from Tenant after Landlord’s determination that Excess Additional Rent has been paid by Tenant; provided, however, in the event that Tenant pays Excess Additional Rent during the final Lease Year, then upon the expiration of the Lease Term, and determination, by Landlord, of the actual amount of Excess Additional Rent, Landlord or Agent shall pay Tenant the then-applicable Excess Additional Rent.

3.4.            Auditing of Operating Expenses. As soon as is reasonably practical after each Operating Year, Landlord shall provide Tenant with a statement (a “Statement”) prepared on a line-item by line-item basis as to general categories, setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year, which Landlord shall use commercially reasonable efforts to provide on or before June 1st of the subsequent Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense, to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis, and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, (except with respect to fraud) at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within sixty (60) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within thirty (30) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct (except with respect to fraud). The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Estimated Additional Rent actually paid by Tenant to Landlord during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. If such audit discloses an overstatement of Operating Expenses in excess of five percent (5%) for such Operating Year, Landlord shall reimburse Tenant for the reasonable cost of the audit; otherwise the cost of the audit shall be borne by Tenant. In no event shall this Lease be terminable nor shall Landlord be liable for damages (other than with respect to Landlord’s obligation to reimburse Tenant in accordance with this Section 3.4) based upon any disagreement regarding an adjustment of Operating Expenses. In connection with any inspection and/or Audit conducted by Tenant pursuant to this Section 3.4, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the Audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits. The foregoing provisions concerning a potential Audit are personal to Tenant named in this Lease and shall not run with this Lease or for the benefit of any assignee or sublessee (whether permitted or not).

4.            USE OF PREMISES; SIGNAGE; PARKING; LETTER OF CREDIT.

4.1.            Use of Premises. The Premises shall be used by the Tenant for the Permitted Use and for no other purpose whatsoever. Landlord makes no representation that the Permitted Use is compliant with Laws (as defined below), nor that the Premises has utility services providing a capacity that Tenant shall deem suitable and appropriate for its business operations. Tenant acknowledges it is solely responsible for verifying the Permitted Use is, in fact, permitted, and for the procurement (at Tenant’s expense) of any and all permits, licenses, or variances necessary to conduct its business in and at the Premises, and that Tenant is satisfied with the capacities available through the utility services available at and to the Premises. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any “Certificate of Occupancy” (or comparable permit or license) for the Premises; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises or any equipment, facilities or systems therein; (c) constitute a violation of the requirements of any Laws, the requirements of insurance bodies or the rules and regulations of the Premises, including, but not limited to, any Easements (defined in Section 13.1.1, below); (d) exceed the load bearing capacity of the floor of the Premises; or (e) impair the character, reputation or appearance of the Premises. Additionally, the Premises will not be used for (a) an auction, “fire sale”, “liquidation sale”, “going out of business sale” or any similar such sale or activity or (b) lodging or sleeping.

4.2.            Signage. Tenant may place its standard graphics and signage at the entrance to the Premises, on any monument sign(s) serving the Premises, in the location(s) on the exterior of the Building, which location(s) on the exterior of the Building shall be subject to Landlord’s reasonable approval, and on directional signage (collectively, “Tenant’s Signage”), at Tenant’s sole cost and expense, subject to applicable Laws, Easements, and subject to Landlord’s approval of the plans and specifications related thereto which shall not be unreasonably delayed, conditioned or denied. Upon surrender or vacation of the Premises, Tenant shall, at its expense, remove all of Tenant’s Signage and repair, paint, and/or replace the Building fascia surface to which such Tenant’s Signage are attached. Tenant shall obtain all applicable governmental permits and approvals required for Tenant’s Signage. Tenant shall, at its sole cost and expense, maintain Tenant’s Signage. Tenant’s Signage rights under this Section 4.2 shall be personal to the Original Tenant and a Permitted Transferee Assignee, as the case may be, and may only be exercised by Original Tenant or a Permitted Transferee Assignee, as the case may be, as long as the Original Tenant or a Permitted Transferee Assignee, as the case may be, occupies the entirety of the Premises. Landlord shall have the right to place signage on certain areas of the Park as reasonably determined by Landlord identifying Landlord, Landlord’s affiliates, and during the last twelve (12) months of the Lease Term, the availability of the Premises for lease.

4.3.            Parking. Subject to the terms of this Section 4.3, throughout the Lease Term, at no additional cost to Tenant, subject to Landlord’s right of entry under this Lease, Tenant shall have the exclusive use of all of the parking spaces at and on the Premises, including but not limited car parking stalls, box truck stalls, and loading docks (such areas shall collectively be referred to herein as the “Parking Areas”). Tenant’s insurance and indemnity obligations set forth in this Lease shall apply to the Parking Areas. Landlord shall not be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant shall comply with all Rules and Regulations with respect to use of the Parking Areas.

4.4.            Letter of Credit.

4.4.1.            Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the Letter of Credit amount set forth in Section 1.9 of this Lease (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a Los Angeles, California office which will negotiate a letter of credit, accepts draws electronically and by facsimile, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form attached hereto as Exhibit H. Landlord hereby approves JP Morgan Chase Bank N.A. as an acceptable Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term, and, if the L-C does not have automatic renewal provisions, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) Tenant defaults under this Lease beyond any applicable notice and/or cure periods (provided, however, that Landlord shall not be required to send a notice of default and may immediately draw on the L-C in the event any of the following events (B) through (D) occurs or Landlord is otherwise prohibited from sending such notice pursuant to the Bankruptcy Bode or other applicable Law), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State Laws, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 4.4 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 4.4.1 above), in the amount of the applicable L-C Amount, within twenty (20) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 4.4, and, within twenty (20) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 4.4. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 4.4.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to either (1) declare Tenant to have committed a default under this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid twenty (20) business day period), or (2) immediately draw upon the entire Letter of Credit. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees, not to exceed $2,500.00), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord, not to exceed $2,500.00, in connection with such determination shall be payable by Tenant to Landlord within ten (10) business days of billing.

4.4.2.            Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 4.4.1(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach of this Lease or a default under this Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Laws, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

4.4.3.            L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 4.4, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 4.4.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 4.4, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Section 4.4, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or any default under this Lease, or (y) pursue its remedy under Section 4.4.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or any default under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Notwithstanding anything to the contrary herein, if the L-C has automatic one-year renewal provisions and a final termination date not sooner than the L-C Expiration Date, Tenant shall not be obligated to deliver Landlord renewal certificates or a replacement L-C unless the Bank notifies Landlord not less than sixty (60) days next preceding the then expiration date of the L-C, that it shall not renew such L-C.

4.4.4.            Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant’s receipt of an invoice from Landlord therefor.

4.4.5.            L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Laws applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 4.4 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

4.4.6.            Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

4.4.7.            Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

(i)            A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

(ii)            Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

4.4.8.            Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Default Rate, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rent.

4.4.9.            Extraordinary Circumstances. Notwithstanding anything to the contrary in this Section 4.4, in the event that Tenant is required to replace the L-C pursuant to the terms hereof as a result of the issuing Bank failing to comply with the Bank’s Credit Rating Threshold or as the result of the issuing Bank being placed into receivership, and Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuing Bank reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 4.4 within the time period(s) required herein, Tenant may deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”) on or before the expiration of the time period(s) set forth in this Section 4.4. Notwithstanding any Interim Cash Deposit, Tenant shall use commercially reasonable, diligent efforts to obtain a replacement L-C as soon as possible. Landlord shall within thirty (30) days following Tenant depositing a replacement L-C with Landlord return the Interim Cash Deposit, less any amounts applied pursuant to this Section 4.4.9. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant Defaults with respect to any provisions of this Lease, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall pay to Landlord within five (5) days of demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a Default under this Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

4.4.10.            Reduction in Letter of Credit. If (i) Tenant has not previously been in Default of the terms of this Lease, more than one (1) time in any rolling twelve (12) month period, and (ii) Tenant is not in default of the terms of this Lease as of the Reduction Date (defined below), then, as of the first day of the twenty-fifth (25th) full calendar month of the Lease Term (the “Reduction Date”), the required L-C amount shall be reduced to [***]. Following such date Tenant shall have the right to amend the L-C, or provide a replacement L-C, to cause the L-C held by Landlord to be in such reduced amount. Landlord shall reasonably cooperate with Tenant to provide for such amendment or replacement of the L-C.

4.5.           Prohibited Uses. The Premises and Tenant’s occupancy thereof is subject to any existing or future recorded covenant, condition or restriction (“CC&Rs”) now or hereafter encumbering the Premises. Tenant agrees to approve, and subordinate this Lease to, any future CC&Rs, provided that such future CC&Rs do not unreasonably affect Tenant’s rights or increase Tenant’s obligations under this Lease or unreasonably interfere with Tenant’s use of, operations within, or access to the Premises.

5.      CONDITION AND DELIVERY OF PREMISES.

5.1.            Condition of Premises. Tenant agrees that Tenant is familiar with the condition of the Premises, and except as set forth in the Tenant Work Letter, Tenant hereby accepts the Premises on an “AS-IS,” “WHERE-IS” basis, and without any warranty as to the condition thereof. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession thereof. Except as otherwise set forth in this Lease, Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation or warranty as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Except as expressly set forth in the Tenant Work Letter and in Section 13.2 of this Lease, neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease.

5.2.            Delay in Commencement. The Lease Term, as defined in Section 1.5 of this Lease, shall commence on the Commencement Date, as that term is set forth in Section 1.5 of this Lease, and shall terminate on the Expiration Date, as that term is set forth in Section 1.5 of this Lease, unless this Lease is sooner terminated as hereinafter provided. Landlord shall not be liable to Tenant if Landlord fails to deliver possession of the Premises to Tenant on any particular date, and the obligations of Tenant under the Lease shall not be affected thereby.

5.3.            Confirmation of Commencement Date. At any time following the Commencement Date, Landlord shall have the right, but not the obligation, to deliver to Tenant a Confirmation of Commencement Date in substantially the form attached hereto as Exhibit E. If Tenant fails to execute and return (or provide correction to any factual error in) such Confirmation of Commencement Date to Landlord within ten (10) business days of Landlord’s delivery thereof to Tenant, then the form of Confirmation of Commencement Date delivered to Tenant by Landlord shall automatically be deemed correct and approved.

5.4.            Early Access. Subject to the terms of this Section 5.4, Tenant shall have the right to access the Premises for the period commencing as of the date that this Lease is fully executed and delivered by Landlord and Tenant and continuing through the date immediately preceding the Commencement Date (such period being referred to herein as the “Early Access Period”). During the Early Access Period, Tenant shall have the right, at its sole cost and expense and in compliance with all applicable Laws, to install furniture, racking, cabling, security systems, construct the Tenant Improvements in compliance with the terms of the Tenant Work Letter, and generally prepare the Premises for occupancy. Tenant shall not be required to pay Base Rent, Operating Expenses (including Taxes), or any other form of Rent during the Early Access Period, provided that Tenant shall be required to pay for utilities as provided for in this Section 5.4. Tenant agrees that any such entry onto the Premises during the Early Access Period shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (except as to the covenant to pay Base Rent and Operating Expenses (including Taxes)), and in connection therewith Tenant shall be required to pay for utilities used by Tenant during the Early Access Period pursuant to the terms of this Section 5.4, below. Tenant further agrees that Landlord shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s property on the Premises or loss or damage to property placed thereon prior to the Commencement Date, the same being at Tenant’s sole risk and expense, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable Law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord or its agents. Prior to Tenant or any of the Tenant Parties (defined in Section 9.3.1 below) obtaining access or entry to the Premises, Tenant must first satisfy the Access Conditions (as hereinafter defined). Any such access or performance in the Premises prior to the Commencement Date shall also be subject to (A) Tenant first providing to Landlord the certificates of insurance required under this Lease, (B) Tenant’s payment to Landlord of any amounts (e.g., the payment of the first month Base Rent and the Initial Estimated Additional Rent required under this Lease) required to be paid by Tenant to Landlord simultaneously with the execution and delivery of this Lease, and (C) Tenant’s delivery of the L-C in accordance with the terms of Section 4.4 of this Lease (the conditions described in clauses (A), (B) and (C) are collectively referred to herein as the “Access Conditions”). Tenant shall place all utilities for the Premises into its name prior to the commencement of the Early Access Period or as promptly thereafter as is commercial reasonable; provided, however, that in the event that Tenant is unable to cause the utilities for the Premises to be separately metered or account transferred prior to the commencement of the Early Access Period, then Tenant shall be obligated to pay to Landlord, as Additional Rent, any and all utilities costs that are incurred for the Premises during the entirety Early Access Period. Such payment by Tenant shall be due within ten (10) business days after Landlord’s delivery to Tenant of a billing statement therefor.

5.5.            Corrective Work. Notwithstanding anything in Section 5.1 above to the contrary, if (i) as of the Effective Date, (A) any components of the Base Building Work serving the Premises are not in compliance with the “ADA” (i.e., Title III of the Americans with Disabilities Act of 1990 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time) or other applicable Laws in effect as of such date, and/or (B) any system and equipment components of the Base Building Work which serve the Premises are not in good order, condition and repair, and (ii) Tenant becomes aware thereof and delivers to Landlord written notice (the “Non-Compliance Notice”) of such non-compliance described in clause (A) hereinabove and/or such items not being in such condition described in clause (B) hereinabove (any such non-compliance and/or deficient condition, a “Non-Compliance Condition”) by the date which is twelve (12) months after the Substantial Completion of the Tenant Improvements (the “Non-Compliance Outside Date”), then, provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant, its contractors, agents, employees or its subtenants and/or assignees, Tenant’s sole remedy, shall be that Landlord shall, at its sole cost and expense (which shall not be included in Operating Expenses), do that which is necessary to correct such non-compliance with applicable Laws and/or bring such items in good order, condition and repair within a reasonable period of time after Landlord’s receipt of the applicable Non-Compliance Notice (any such work by Landlord, “Corrective Work”). If Tenant fails to deliver the Non-Compliance Notice to Landlord with respect to any of the matters described in Section 5.5 hereinabove on or prior to the Non-Compliance Outside Date, then Landlord shall have no obligation to perform the Corrective Work described above in such applicable clause at Landlord’s sole cost and expense. To the extent repairs which Landlord is required to make pursuant to this Section 5.5 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for the reasonable cost of such repair within ten (10) business days following Landlord’s request.

6.      SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1.            Subordination and Attornment. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Premises and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Premises or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in the standard form provided by such Superior Holders, which requires such Superior Holder to accept this Lease, and not to disturb tenant’s possession, so long as an event of default has not occurred and be continuing executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. The terms of this Section 6.1 shall be self-operative, but Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

Landlord hereby agrees that, following the full execution and unconditional delivery of this Lease by Landlord and Tenant, Landlord shall use commercially reasonable efforts to cause Landlord’s lender that holds a first mortgage or first deed of trust with respect to the Premises to execute a subordination, non-disturbance and attornment agreement in favor of Tenant on such lender’s standard form (provided that failure to obtain any such agreement despite Landlord’s commercially reasonable efforts shall not be a default by Landlord). Any costs or fees incurred in connection with such request shall be paid for by Tenant.

6.2.            Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Premises or any lessor under a ground lease or underlying lease of the Premises, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, and which notice specifically advises Tenant that all notices under this Lease, to be effective, must be copied to such lienholder or lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant). For the purposes of this Section 6.1, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

6.3.            Assignment of Rents. With reference to any assignment for security purposes by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Premises or to any lessor under a ground lease or underlying lease of the Premises, Tenant agrees as follows:

6.3.1.            The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

6.3.2.            Notwithstanding delivery to Tenant of the notice required by Section 6.1.2, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Premises, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

6.4.            Estoppel Certificate. Tenant agrees, from time to time and within ten (10) business days after request by Landlord, to deliver to Landlord, or Landlord’s designee, a commercially reasonable estoppel certificate certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on Landlord’s part hereunder (or specifying such defaults if they are claimed); and (iv) such other factual information as Landlord may reasonably request. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that the terms of the proposed estoppel are true, this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by Landlord, any prospective purchaser or mortgagee of the Premises or of any interest therein, or any other Landlord designee, and their respective successors and assigns.

6.5.            Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, and the assumption by such successor of all obligations of Landlord under this Lease. the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and first arising or accruing after the effective date of Landlord’s transfer of its interest in the Premises, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7.     QUIET ENJOYMENT.

Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under this Lease, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord’s agents, employees, contractors and representatives may perform or satisfy any obligations imposed on Landlord under this Lease without undue interruption, delay or hindrance. This covenant shall be construed as a covenant running with the Premises and is not a personal covenant of Landlord. Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of any services or work by or on behalf of Landlord.

8.      ASSIGNMENT AND SUBLETTING.

8.1.            In General. Except with respect to Permitted Transfers (as defined below), Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) allow this Lease to be assigned, in whole or in part, by operation of law or otherwise, including, without limitation, if Tenant’s equity interests are not traded on a public exchange, by transfer of a controlling interest (i.e. a 51% or greater interest) of stock, membership interests or partnership interests, or by merger or dissolution, which transfer of a controlling interest, merger or dissolution shall be deemed an assignment for purposes of this Lease, or (c) mortgage Tenant’s interest in either or both of the Premises and this Lease or pledge its interest in this Lease, or (d) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (d) above) the prior written consent of Landlord (and Landlord’s lender, if applicable), which consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant desires Landlord’s consent to a proposed transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed transfer and the consideration therefor, including calculation of the Transfer Premium (defined below) in connection with such transfer, the name and address of the proposed transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed transfer, including all existing operative documents to be executed to evidence such transfer or the agreements incidental or related to such transfer, and (iv) current financial statements of the proposed transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed transferee, nature of such transferee’s business and proposed use of the Subject Space. In making its determination to provide or withhold its consent, Landlord will take into consideration both the business experience and the financial condition of the surviving entity that shall constitute its tenant after the occurrence of any of (a) through (d) above, and Landlord may impose reasonable conditions precedent to the issuance of its consent (e.g. delivery of a guarantee or other collateral, whether in the form of a security deposit or otherwise). Whether or not Landlord consents to any proposed transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord within thirty (30) days after written request by Landlord, not to exceed $3,500 per request in the ordinary course. Landlord shall respond to Tenant’s request for consent to a Transfer within thirty (30) days of receipt of Tenant’s request, together with any other information reasonably requested by Landlord. If Landlord fails to respond within such thirty (30) day period, Tenant may send a second written request, which request shall include a copy of the Transfer request and shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES TENANT’S SECOND NOTICE OF ITS REQUEST FOR CONSENT TO A TRANSFER PURSUANT TO SECTION 8.1 OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S APPROVAL OF THE REQUESTED TRANSFER.” If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant’s request for the applicable Transfer shall be deemed approved. In no event shall any assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord (and Landlord’s lender, if applicable) shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord (and Landlord’s lender, if applicable) any and all documentation reasonably required by Landlord (and Landlord’s lender, if applicable) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Regardless of whether or not an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublessee shall be deemed to have automatically attorned to Landlord in the event of any termination of this Lease. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), collect Rent from the assignee, subtenant or occupant. In the event of an assignment of this Lease and the payment of consideration from the assignee to the Tenant for such assignment, fifty percent (50%) of such consideration less Transfer Costs (as defined below) shall be paid to Landlord within thirty (30) days of receipt of such funds from the assignee. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than (on a pro rata and proportionate basis) the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess, after deduction of Transfer Costs (on an amortized basis over the term of the applicable sublease), within thirty (30) days of when received from any subtenant, and such amount shall be deemed a component of the Additional Rent. The amounts payable to Landlord in the event of an assignment or sublease pursuant to the terms of this Section 8 shall be referred to herein as the “Transfer Premium”. As used herein, “Transfer Costs” shall mean (i) any costs of changes, alterations, and improvements made to the Premises in connection with such Transfer, (ii) any free base rent reasonably provided to the transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such transferee), (iii) brokerage commissions paid in connection with such Transfer, and (iv) reasonable legal fees incurred in connection with such Transfer, and (v) any amounts payable to Landlord under this Section 8.1. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 8 or otherwise has breached or acted unreasonably under this Section 8, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

8.2.            Effect of Transfer. If Landlord consents to a transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further transfer by either Tenant or a transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the transfer in form reasonably acceptable to Landlord; and (iv) no transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times and upon at least five (5) business days’ prior notice to audit the books, records and papers of Tenant relating to any transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay (a) the deficiency, and (b) if understated by more than five percent (5%) Landlord’s actual, reasonable and documented out-of-pocket costs of such audit.

8.3.            Landlord’s Recapture Right. Notwithstanding anything to the contrary contained in this Section 8, in the event that Tenant desires to sublease all or substantially all of the Premises for the entire or substantially all of the then remaining Lease Term or to assign this Lease at any time during the Lease Term, then Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Premises, or (ii) take an assignment of the Lease or sublease the Premises. Such recapture, or sublease or assignment notice, shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed transfer; provided, however, that no later than five (5) days following receipt of Landlord’s notice electing to recapture the Premises, Tenant may send written notice to Landlord rescinding its Transfer Notice, in which event this Lease shall continue in full force and effect. If Landlord declines, or fails to elect in a timely manner, to recapture, sublease or take an assignment of the Subject Space under this Section 8.3, then, provided Landlord has consented to the proposed transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed transferee, subject to provisions of this Section 8.

8.4.          Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is Controlled (defined below) by, Controls, or is under common Control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering or any subsequent offering or transfer of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the equity interests or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term (or a merger from which Tenant is the surviving entity), shall not be deemed a Transfer requiring Landlord’s consent under this Section 8 (any such assignee or sublessee described in items (A) through (D) hereinafter referred to as a “Permitted Transferee”) and shall not require the payment of Landlord’s review fee or any Transfer Premium set forth in Section 8.1, provided that (i) Tenant notifies Landlord at least ten (10) business days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above (unless such notice is prohibited by applicable Laws, in which event Tenant shall deliver such notice as soon as permitted), (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Premises, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) except in cases of a Series Reorganization, in which case the surviving entity in the series to which this Lease has been designated shall be liable as the Tenant under this Lease, no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 8.3, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

9.      COMPLIANCE WITH LAWS.

9.1.            Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, statutes, rules, ordinances, regulations, administrative orders, codes and requirements now or hereafter in force by any governmental or administrative authority (federal, state or local) having jurisdiction over the Premises and the Permitted Use (“Authority”), and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to any or all of the Premises and Tenant’s use and occupancy thereof, and including, but not limited to, all Laws concerning or addressing matters of an environmental nature. The foregoing obligation shall include, but not be limited to, Tenant’s obligation to timely comply with any obligations imposed under the Americans With Disabilities Act (as it may be modified or amended from time to time), if and to the extent that such compliance is required because of, or due to the Tenant Improvements (whether the same is constructed by Landlord or Tenant, as applicable) or any Alterations made by Tenant. If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license or permit prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Lease Term. Tenant shall give prompt written notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any Authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction (or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not), that any such Law pertaining to the Premises has been violated by Tenant, or the Tenant Parties, shall be conclusive of that fact as between Landlord and Tenant. Additionally, Tenant shall, at its sole cost and expense, ensure that Tenant and the Tenant Parties comply, in all material respects, with any federal, state and local governmental rules, regulations, mandates, requirements and recommendations related to the coronavirus/COVID-19 pandemic (or any other pandemic or national health emergency) at or in the Premises or the industrial park of which the Premises are a part, including, without limitation, taking all recommended precautions to ensure their own health and safety and the health and safety of all tenants, occupants, visitors and employees at the Premises or the industrial park of which the Premises are a part.

9.2.           Environmental Impact.

9.2.1.            Tenant’s Operations. Tenant shall use commercially reasonable efforts to conduct its operations in the Building to: (1) minimize to the extent commercially reasonable and feasible: (A) direct and indirect energy consumption and greenhouse gas emissions; (B) water consumption; (C) the amount of material entering the waste stream; and (D) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, or obtain or maintain certification under any other applicable sustainability guidelines. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall comply, at its sole cost and expense, with all applicable requirements imposed upon the Premises or the use and operation of the Premises by: (i) the South Coast Air Quality Management District pursuant to the Warehouse Indirect Source Rule, as same may be amended from time to time (the “ISR”), and (ii) the Los Angeles Mitigation and Monitoring and Reporting Program, as same may be amended from time to time (the “MMRP”). In connection with the foregoing, Tenant shall, on a timely basis, submit to the South Coast Air Quality Management District any and all required information and/or documentation due under the ISR. A copy of such information and/or documentation shall be provided to Landlord concurrently with Tenant’s submittal of any such information and/or documentation to the South Coast Air Quality Management District. Tenant shall be responsible for the full amount of any expenses, including, without limitation, any fines or penalties that are imposed on Landlord as a result of Tenant’s failure to comply with the ISR. Tenant hereby acknowledges and agrees that Landlord shall have the right, at its option, and at Tenant’s cost, to implement a program to monitor the number of truck and trailer trips at the Premises and Tenant’s compliance with the ISR. Notwithstanding the foregoing, to the extent the ISR requires installation of physical infrastructure that constitutes capital improvements, such capital improvements shall be deemed and shall be treated as Qualifying Capital Improvements pursuant to the terms of Section 3 above and Tenant shall be liable for the payment of the same in accordance with the terms of Section 3 above.

9.2.2.            Landlord Operations. Landlord shall comply with all applicable requirements of the ISR and MMRP imposed upon or required to be performed by Landlord as owner of the Premises (if any) pursuant to the terms thereof, the costs and expenses of which shall be included in Operating Expenses.

9.3.            Hazardous Materials.

9.3.1.            In General. If, at any time or from time to time during the Lease Term (or any extension thereof), any Hazardous Material (defined below) is handled, generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of the Tenant Parties (hereinafter, “Tenant Haz Mat Use”): (i) Tenant shall, at its own cost, at all times comply (and cause all Tenants Parties to comply) with all Laws relating to Tenant Haz Mat Use, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all licenses, permits and other approvals required in connection therewith (“Required Permits”); (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, licenses, permits or agreements with, from or issued by any Authority or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises, or the handling, generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Tenant Haz Mat Use; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests, at Landlord’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Laws or Required Permits and Environmental Permits relating in any way to Tenant Haz Mat Use; provided, however, that Tenant (not Landlord) shall be responsible for the cost of such tests to the extent Landlord has a reasonable basis to believe, or such tests show, that Tenant is not in compliance with this Section 9.3; and (iv) upon written request by Landlord or Agent, Tenant, at Landlord’s cost, shall cause to be performed, and shall provide Landlord with the results of, reasonably appropriate tests of air, soil vapor, water (surface or groundwater or both), soil or building components to demonstrate that Tenant is in compliance with all applicable Laws and Required Permits and Environmental Permits relating in any way to the Tenant Haz Mat Use on, at, in or from all or any portion of the Premises; provided, however, that Tenant (not Landlord) shall be responsible for the cost of such tests to the extent Landlord has a reasonable basis to believe, or such tests show, that Tenant is not in compliance with this Section 9.3. At Tenant’s sole cost, Tenant will at all times during the Lease Term (and at all times thereafter that Tenant remains in possession of the Premises or is in holdover pursuant to the terms of this Lease) take all reasonable measures to prevent the release or discharge of Hazardous Materials on, at, in or from the Premises, which measures shall include, but are not limited to, making regular inspections of all areas, containers and apparatus in which Hazardous Materials are stored, used, generated or otherwise present, and installing and maintaining appropriate containment and secondary containment devices. This Section 9.3 does not authorize the handling, generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise undertake all response actions required for (collectively, “Response Actions”), at Tenant’s sole expense, any release of Hazardous Materials caused, to the extent contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (collectively, “Tenant Parties”) during the Lease Term. Such Response Actions shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent, if Tenant promptly thereafter delivers to Landlord written notice of the emergency and the action taken to remedy it. All Response Actions shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord and the Authority, such that the Authority issues an unconditional determination that no further action is required with respect to Tenant Haz Mat Use and the Premises is acceptable for unrestricted use (“NFA Status”). For purpose of clarification, the term “unrestricted use” as used in the foregoing sentence shall not be deemed to require Tenant to return the Premises to Landlord in more of a pristine condition than that existing as of the date of the delivery of the Premises to Tenant. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.

9.3.2.            Definitions. As used in this Lease, the term “Environmental Laws” means all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees, or any other requirements of governmental authorities regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material, or pertaining to occupational health or industrial hygiene (and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Materials on, under, or about the Premises), or occupational or environmental conditions on, under, or about the Premises, as now or may at any later time be in effect, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS §§ 9601, et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS §§ 6901, et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS §§ 1251, et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS §§ 2601, et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS §§ 1801, et seq.]; the Insecticide, Fungicide, Rodenticide Act [7 USCS §§ 136, et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS §§ 9601, et seq.]; the Clean Air Act [42 USCS §§ 7401, et seq.]; the Safe Drinking Water Act [42 USCS §§ 300f, et seq.]; the Solid Waste Disposal Act [42 USCS §§ 6901, et seq.]; the Surface Mining Control and Reclamation Act [30 USCS §§ 1201, et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS §§ 11001, et seq.]; the Occupational Safety and Health Act [29 USCS §§ 655 and 657]; the California Underground Storage of Hazardous Substances Act [H & S C §§ 25280, et seq.]; the California Hazardous Substances Account Act [H & S C §§ 25300, et seq.]; the California Hazardous Waste Control Act [H & S C §§ 25100, et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & S C §§ 24249.5, et seq.]; and the Porter-Cologne Water Quality Act [Wat C §§ 13000, et seq.], together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, rule, order, statute, ordinance, code, decree or regulation of similar import now in effect or later enacted that pertains to occupational health or industrial hygiene, and only to the extent that the occupational health or industrial hygiene laws, rules, orders, statutes, ordinances, codes, decrees or regulations relate to Hazardous Materials on, under, or about the Premises, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use. As used in this Lease, the term, “Hazardous Materials,” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Laws and include, without limitation, any hazardous or toxic material, hazardous substance, irritant, chemical, or waste, including without limitation (A) any material defined, classified, designated, listed or otherwise considered under any environmental law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substance,” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) any material, substance or waste which is toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, any agency of the State of California or any agency of the United States Government, (C) any oil, petroleum, petroleum based products, petroleum additives, and/or derived substances of breakdown product, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls, (H) any per- and polyfluoroalkyl substances, (I) pesticides, (J) Freon and other chlorofluorocarbons, (K) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (L) lead-based paint and (M) solvents

9.3.3.            Environmental Permits. Tenant represents and warrants to Landlord that, to its knowledge, after inquiry and diligence, Tenant is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant or Tenant Parties of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all Required Permits, including, without limitation, any permits or licenses or approvals required under Environmental Laws and necessary for Tenant’s operation of its business on the Premises (“Environmental Permits”) and shall make all notifications and registrations that are relevant to its tenancy under this Lease and required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such Environmental Permits and with any other applicable Environmental Laws with respect to Tenant’s Haz Mat Use. Tenant shall secure unconditional closure of any and all the Environmental Permits from the Authority issuing same prior to the expiration of the Lease Term. Tenant represents and warrants that it has (or, prior to the Commencement Date, it shall) obtained all such Environmental Permits and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the (x) consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for, and consistent with, normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises; and (y) Tenant may utilize such Hazardous Materials in, at and on the Premises in the amounts and quantities as are specifically disclosed on the Tenant Operations Inquiry (as defined below) form, unless within fifteen (15) business days following delivery thereof to Landlord, Landlord specifically and expressly objects, in its reasonable discretion, and in writing, to any Hazardous Materials disclosed on the Tenant Operations Inquiry form and/or the nature and/or extent thereof. For purposes of the foregoing, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Material within the Premises could result in a risk of harm to person or property, negatively affect the value or marketability of the Premises, be excluded from coverage under Landlord’s insurance policies, violate the terms of Landlord’s financing for the Premises, or result in increases in cost of or the scope of Landlord’s insurance policies, or pose a financial risk that is not adequately secured by Tenant’s financial strength. Regardless of any consents granted by Landlord, to Tenant and allowing Hazardous Materials upon the Premises, under no circumstances whatsoever may Tenant cause or permit any release of Hazardous Materials by Tenant or the Tenant Parties. Additionally, regardless of any consents granted by Landlord, to Tenant, and allowing Hazardous Materials upon the Premises, under no circumstances whatsoever may Tenant cause or permit any or all of (1) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under applicable Environmental Laws, (2) any activity on the Premises which would cause the Premises to become subject to any lien imposed under, or as a result of, any Environmental Law, (3) the discharge of Hazardous Materials into the storm sewer system or the sanitary system serving the Premises, and (4) the installation of any underground tank, oil/water separator, sump pump, or underground piping on or under the Premises.

The undertakings, covenants and obligations imposed on Tenant under this Section 9.3 shall survive the termination or expiration of this Lease.

On or before the Effective Date, Tenant has completed and delivered to Landlord the Tenant Operations Inquiry form attached hereto and incorporated herein as Exhibit G (“Tenant Operations Inquiry”); Tenant completed such form based upon the nature of Tenant’s proposed business operations at the Premises, and Tenant acknowledges that Landlord shall and will rely upon Tenant’s completed Tenant Operations Inquiry form. From time to time during the Lease Term (but no more often than once in any twelve-month period unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with this Section), Tenant shall provide an updated and current Tenant Operations Inquiry form upon Landlord’s request.

Notwithstanding anything in this Lease to the contrary, Tenant shall have no responsibility, liability or obligation to indemnify any Landlord Indemnified Party with respect to Hazardous Materials (a) which were in existence in, on, or around the Premises as of the Effective Date, (b) were not first introduced to the Premises by Tenant or any Tenant Parties, or (c) migrate to the Premises from adjacent sites or due to the acts of Landlord or other tenants of the Project. Tenant shall carry the burden of proof with respect to the Hazardous Materials used at the Premises, such that any Hazardous Materials present on or under the Premises that are on the Tenant Operations Inquiry (as may be updated pursuant to this Lease) shall be presumed to have been released by Tenant, unless Tenant demonstrates to the contrary by a preponderance of the evidence, provided that the foregoing shall not be applicable to any Hazardous Materials contamination disclosed in that certain Phase I Report, dated April 29, 2024, and prepared by Roux Associates, Inc.

9.4.            CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards disclosed by such CASp inspection.

10.            INSURANCE.

10.1.            Insurance to be Maintained by Landlord

. Landlord shall maintain: (a) “all-risk” (special form or equivalent) property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant’s personal property from and after the date upon which Landlord causes substantial completion of the Base Building Work; (b) commercial general liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees; and (c) any other insurance coverage deemed appropriate by Landlord in its commercially reasonable discretion or required by Landlord’s lender. All of the coverages described in (a) through (c) shall be determined from time to time by Landlord, in its sole but reasonable discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant. The requirements of this Section 10.1 are referred to as the “Landlord Insurance Requirements”. If any increase in the cost of any insurance on the Premises is caused by Tenant’s use of the Premises, then Tenant shall pay the amount of such increase to Landlord, as Additional Rent.

10.2.          Insurance to be Maintained by Tenant.

10.2.1.                  In General. Tenant shall purchase, at its own expense, and keep in force at all times from and after the Insurance Start Date (as defined below), the policies of insurance set forth in Section 10.2.2 below (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best’s rating/financial size category of A/VIII or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless thirty (30) days’ prior written notice (ten (10) days for non-payment of premium) shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenant’s Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) and Landlord’s property manager, if Landlord so requests, as additional insureds; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. Certified copies of Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured Managers or Landlords of Premises” endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s notice addresses at least thirty (30) days prior to the applicable expiration date of each Tenant’s Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (x) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (y) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to ten percent (10%) of the Base Rent then in effect. In the event of any incident which could give rise to a claim under the insurance policies described in this Section, Tenant shall advise Landlord in writing within twenty-four (24) hours, providing as much detail about the incident as is known at the time. Following such initial notice, and at Landlord’s request, Tenant shall promptly provide Landlord any documents or information requested by Landlord related to the incident. Tenant shall provide written notice to Landlord in accordance with this Lease prior to the cancelation or material modification of any of Tenant’s Policies.

10.2.2.            Tenant’s Policies. Tenant shall maintain the following coverages in the following amounts at all times prior to the date (the “Insurance Start Date”) of Tenant’s entry into the Premises (including, without limitation, during any Early Access Period), and continuing thereafter throughout the Lease Term:

10.2.2.1.            Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1.2 above (and with owned and non-owned automobile liability coverage, and liquor liability coverage, if applicable), for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - [***] each occurrence and [***] annual aggregate, and (ii) Personal Injury Liability - [***] each occurrence and [***] annual aggregate.

10.2.2.2.            Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all tenant improvements, Alterations and other improvements and additions in and to the Premises, including the Tenant Improvements, and any improvements, alterations or additions installed above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a physical loss or damage basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage;

10.2.2.3.            Business auto liability insurance covering Tenant, against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than [***], combined single limit;

10.2.2.4.            Workers’ compensation and employer’s liability insurance per the applicable state statutes covering all employees of Tenant, with the employer’s liability portion thereof to have minimum limits of [***];

10.2.2.5.            Business interruption insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises, which insurance shall be issued on an “all risks” basis (or its equivalent); and

10.2.2.6.            If Tenant handles, stores or utilizes Hazardous Materials in its business operations, pollution legal liability insurance with limits reasonably acceptable to Landlord.

Any policy proceeds from the “all-risk” property insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the casualty provisions of this Lease.

The requirements set forth in this Sections 10.2 and the obligated imposed on Tenant pursuant to the terms of Section 10.3, below, are collectively referred to as the “Tenant Insurance Requirements”.

10.3.            Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, each of Landlord and Tenant hereby waives any and all claims against the other for Losses to the extent they are insured against or required to be insured against under this Lease; including, but not limited to, Losses, deductibles or self-insured retentions covered by Landlord’s or Tenant’s commercial property, business income/extra expense/rental value insurance, commercial general liability, business auto liability, workers’ compensation or employers’ liability policies. The risk to be borne by each of Landlord and Tenant shall also include the satisfaction of any deductible (or self-insured retention) amounts required amounts to be paid under the applicable insurance carried by the party incurring the Loss, and each of Landlord and Tenant agrees that the other shall not be responsible for satisfaction of such deductible (or self-insured amount); provided, however, that this limitation will not preclude Landlord from including deductibles it incurs as an Operating Expense as described above. The waivers set forth in this Section 10.3 shall apply if the damage would have been covered by a normal and customary “all risks” or “special form” property insurance policy, even if the party suffering the damage fails to maintain such coverage. Each of Landlord’s and Tenant’s respective insurance policies shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees.

11.    ALTERATIONS.

11.1.            In General. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if all of the following shall apply with respect to the proposed Alterations: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased; and (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations (items (a) through (d) above shall collectively be referred to herein as the “Alterations Requirements”). Notwithstanding anything to the contrary contained in this Lease or this Section 11, Tenant may make non-structural alterations, additions or improvements to the interior of the Building (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that: (1) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) business days prior to the commencement thereof; (2) the aggregate cost of all such Acceptable Changes during any twelve (12) consecutive month period does not exceed $250,000.00; (3) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Section 11; (4) such Acceptable Changes do not require the issuance of a building permit or other governmental approval; (5) such Acceptable Changes are comply with Alterations Requirements; and (6) such Acceptable Changes shall be performed by licensed, bonded and insured contractors and subcontractors. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental approvals, permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Landlord, for its written approval, working drawings, plans and specifications and all approvals, permits and certificates for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval (if required); and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance and workers’ compensation insurance. Such insurance policies shall satisfy all obligations imposed under Tenant Insurance Requirements. Tenant, at its sole expense, shall cause the Alterations to be performed in compliance with all applicable approvals, permits, Laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord may impose on the Alterations and free of all construction or mechanics liens and all other liens or encumbrances. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord. With respect to any and all Alterations for which Landlord’s consent is required, Tenant shall provide Landlord with “as built” plans (upon completion), copies of all construction contracts, governmental approvals, permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. In addition to Tenant’s obligations under Section 11 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute. The construction of the initial Tenant Improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Section 11.

11.2.            Removal. At the time of Tenant’s request of Landlord’s consent to a proposed Alteration (or promptly upon Tenant’s request, in the event Landlord’s consent is not required for any Alteration), Landlord shall advise Tenant of whether or not Landlord shall require that Tenant remove such Alterations at the expiration or termination of this Lease. In the event that Tenant makes such a request, Landlord shall advise Tenant whether or not Landlord shall require that Tenant remove any such Alterations at the expiration or termination of this Lease. If Landlord advises Tenant to remove such Alterations, then Tenant shall, at its sole cost and expense, prior to the expiration or earlier termination of the Lease Term, remove such Alterations and repair any damage caused to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations. Notwithstanding any provision to the contrary set forth in this Lease, Tenant shall, at its sole cost and expense, prior to the expiration or the Lease Term, be obligated to remove from the Premises all components of the Tenant Improvements, including any mezzanine space constructed as part of the Tenant Improvements, and repair any damage caused to the Premises and Building caused by such removal and return the affected portion of the Premises and the Building, as applicable, to their condition existing prior to the installation of such Tenant Improvements, provided, however, if this Lease is terminated on the natural Expiration Date and not earlier than the natural Expiration Date due to a Tenant default, then Tenant shall not have an obligation to remove from the Premises the following items if installed by Tenant as part of the Tenant Improvements: (i) 35,000 SF of climate controlled air-conditioned space located on the ground floor of the Premises, separated by demising walls from the greater warehouse area to create (a) a supply chain room, (b) a factory operation room, (c) a supplemental break room, and (d) an additional mezzanine structure, (ii) restrooms adjacent to the factory operation room, (iii) 10 dock doors including with seals, lights, fans, and electrical outlets, (iv) electrical drops on +/- 25 warehouse columns, (v) MM80 joint caulking at all expansion joints in the warehouse area of the Premises, (vi) burglar alarm contacts at all pedestrian and loading doors of the Premises, and (vii) any additional mezzanine space that (1) is permitted by applicable Law and does not require the issuance of a variance by applicable governmental agencies, (2) is delivered to Landlord in a “finished condition” (i.e., with demising wall(s) and a usable staircase), (3) is not in excess of approximately 10,000 square feet of space, (4) is comprised of contiguous space, and (5) is delivered to Landlord in a market standard condition such the the same can be used by a future tenant. The foregoing portion of the Tenant Improvements identified in items (i) through (vii) above shall collectively be referred to herein as the “Non-Mandatory Removable Items”. If this Lease is terminated prior to its natural Expiration Date in connection with a Default by Tenant, then Tenant shall be obligated to remove from the Premises, at its sole cost, the Non-Mandatory Removable Items and to repair any damage caused to the Premises and Building caused by such removal.

If Tenant fails to complete the removal of the Tenant Improvements, the applicable Alterations or the Non-Mandatory Removable Items to the extent that the same are required to be removed pursuant to the terms hereof, and/or repair any damage caused by any such removal by the end of the Lease Term, then Landlord may do so and may charge the actual, reasonable cost incurred by Landlord therefor to Tenant.

11.3.            Payments for Alterations. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a supervision fee of 3% of the costs of the Alterations; provided, however, no such supervision fee shall be charged with respect to any Acceptable Changes and in no event shall such supervision fee in connection with construction of the Solar Facility Equipment (defined in Section 27, below) be in excess of $50,000. Landlord shall be entitled to be reimbursed for any reasonable fees paid by Landlord to Landlord’s third party construction for review of the plans and specifications for any Alterations, which reimbursement shall be made by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor from Landlord.

12.            LANDLORD’S AND TENANT’S PROPERTY.

All fixtures (other than Tenant’s fixtures, including, without limitation, the Autostore [defined below]), improvements and Alterations attached to, or built into, the Premises at the commencement of, or during the Lease Term, whether or not placed there by or at the expense of Tenant, to the extent the same are of a permanent nature or affixed to the Premises shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless, subject to the applicable terms and conditions of this Lease, Landlord requires their removal. For purposes of this Lease, any references to “Tenant’s Property” shall mean any personal property for which Tenant has itself paid for or manufactured, together with any machinery and equipment for which Tenant has paid and that is either a trade fixture and/or not attached to, or built into, the Premises. Except in connection with Tenant’s repair and maintenance obligations under this Lease (in which event any of the items removed shall be replaced by Tenant, in no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar Building operating equipment and decorations. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property, Alterations, the Tenant Improvements and the Non-Mandatory Removable Items that are required to be removed pursuant to the terms of Section 11.2, above, and Tenant shall repair and repaint any affected areas (to Landlord’s reasonable satisfaction) any damage to the Premises resulting from either or both of such installation and removal. Any other items of Tenant’s Property that remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items of Tenant’s Property may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Notwithstanding anything to the contrary in this Section 12 or the Lease, Tenant’s setup and installation of an automated storage and retrieval system (sometimes referred to as an ASRS) and all related robotics and other equipment, whether or not affixed to the Premises (collectively, the “Autostore”), (a) shall not be deemed Landlord’s Property, and (b) shall be deemed Tenant’s Property for all purposes. Additionally, notwithstanding any provision to the contrary set forth herein, in connection with the Autostore only, if Tenant fails to remove the Autostore from the Premises (i) on or before the date that is five (5) days after the then scheduled Expiration Date, then, at the option of Landlord, the Autostore shall be deemed to have been abandoned, and in such case, the Autostore may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense, or (ii) on or before that date that is forty-five (45) days after any earlier termination of this Lease, then, at the option of Landlord, the Autostore shall be deemed to have been abandoned, and in such case, the Autostore may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Tenant hereby acknowledges and agrees that if Tenant fails to remove the Autostore from the Premises on or before the expiration or earlier termination of this Lease, then Tenant shall be deemed in holdover and the terms of Section 20 of this Lease shall be deemed applicable, provided that in connection with Tenant’s failure to remove the Autostore from the Premises pursuant to item (ii) above, the Base Rent payable during the last fifteen (15) days of the forty-five (45) period shall be deemed to equal 300% of the Base Rent payable during the last month of the Lease Term.

13.            REPAIRS AND MAINTENANCE.

13.1.            Tenant Repairs and Maintenance. Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises, except as otherwise expressly set forth in this Lease. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) and Landlord Repair Obligations, Tenant agrees that, at its sole expense, to keep the non-structural, interior portions of the Premises, including all improvements (including the Tenant Improvements), fixtures and furnishings therein, the roof of the Building (excluding the roof structure but including the roof membrane and any skylights), and the Building Common Area (excluding, however, the Parking Area), in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the non-structural, interior portions of the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs (including with respect to the HVAC repair obligations hereinbelow) within ten (10) days after Landlord has provided Tenant with written notice of the need for such repairs (or such shorter period as appropriate in cases of emergency), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the actual costs incurred by Landlord in performing such work, plus a five percent (5%) fee, within thirty (30) days after Tenant’s receipt of invoices therefor from Landlord. In addition, and without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, perform all maintenance, repairs and/or replacements necessary in order to keep the heating, ventilation and air-conditioning systems (collectively, the “HVAC System”) and any distribution equipment which provides for distribution of HVAC to the Premises from the HVAC System and from the Base building air system (but excluding the Base building air system, itself) in good working order and operating condition. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises. All such repairs or replacements required under this Section 13.1 shall be (x) performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld, (y) subject to the reasonable supervision and control of Landlord, and (z) made with materials of equal or better quality than the original condition of the items being repaired or replaced. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any Law in effect at the Commencement Date or that may thereafter be enacted. In connection with the foregoing, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

13.1.1.            Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, “Easements”) to which the Premises are currently subject or become subject pursuant to this Lease, to the extent such performance is required of Landlord or occupants of the Premises under such Easements, including, without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements, provided that such future Easements do not unreasonably affect Tenant’s rights, increase Tenant’s obligations under this Lease or unreasonably interfere with Tenant’s use of, operations within, or access to the Premises. Tenant shall deliver to Landlord promptly, but in no event later than five (5) business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord’s or Tenant’s performance of obligations under any Easements. Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement, provided that Tenant may, but shall not be obligated to, file any lawsuit or legal action to enforce any Easement. If Tenant shall vacate all of, or abandon, the Premises, it shall give Landlord immediate written notice thereof.

13.1.2.            Tenant shall maintain, in full force and effect, a preventative maintenance and service contract with a reputable, fully licensed and insured/bonded third-party service provider for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”). The terms and provisions of any HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations, in a commercially reasonable condition reasonably acceptable to Landlord, and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises’ HVAC system. The HVAC Maintenance Contract shall require no less than quarterly preventative maintenance visits. Within 30 days following the Commencement Date, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiration date of the existing HVAC Maintenance Contract. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof) upon at least five (5) business days of Landlord’s written request for same, then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the entire cost thereof back to Tenant as Additional Rent.

Tenant shall maintain, in full force and effect, a maintenance and service contract with a reputable, fully licensed and insured/bonded third-party service provider for annual maintenance of the overhead door and dock leveler systems of the Premises (the “Overhead Door and Dock Leveler Maintenance Contract”) or employ staff that has at least two years prior experience in maintaining overhead door and dock leveler systems to perform such service in-house (the “In-House OD&DL Crew”). The Overhead Door and Dock Leveler Maintenance Contract, or the work of the In-House OD&DL Crew, respectively, shall cover regular maintenance service to dock components (including mechanical and electrical components), including, but not limited to, bumpers, seals, sweeps, doors, tracks, locks, levelers, processes, door operating systems, and windows. Within thirty (30) days following the Commencement Date, Tenant shall procure and deliver to Landlord a copy of the Overhead Door and Dock Leveler Maintenance Contract, or confirmation of the employment of the In-House OD&DL Crew, as applicable, and thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such Overhead Door and Dock Leveler Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing Overhead Door and Dock Leveler Maintenance Contract. If Tenant fails to timely deliver to Landlord confirmation of the employment of the In-House OD&DL Crew, or if applicable the the Overhead Door and Dock Leveler Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right, upon five (5) business days of Landlord’s written request for same, to contract directly for the periodic maintenance of the dock door equipment in the Premises and to charge the cost thereof back to Tenant directly, as Additional Rent.

Effective as of the Commencement Date, Tenant shall also maintain, in full force and effect, a preventative maintenance and service contract with a reputable, fully licensed and insured/bonded third-party service provider for (i) the maintenance of the roof of the Building (the “Roof Maintenance Contract”), and (ii) the maintenance of the landscaping of the Premises (the “Landscape Maintenance Contract”). The terms and provisions of the Roof Maintenance Contract shall require that the service provider maintain the roof of the Building in accordance with the manufacturer’s recommendations, in a condition reasonably acceptable to Landlord, and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for a roof comparable to the roof of the Building. The terms and provisions of the Landscape Maintenance Contract shall require that the service provider maintain the landscape of the Premises in substantially the same condition as delivered to Tenant and otherwise in a condition reasonably acceptable to Landlord, and in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located. Prior to the Commencement Date, Tenant shall procure and deliver to Landlord the Roof Maintenance Contract and the Landscape Maintenance Contract. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such Roof Maintenance Contract and the Landscape Maintenance Contract no later than 30 days prior to the then-applicable expiration date of the same. If Tenant fails to timely deliver to Landlord the Roof Maintenance Contract or the Landscape Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right, upon at least ten (10) business prior notice, to contract directly for the periodic maintenance of the roof of the Building and/or the landscaping of the Premises and to charge the entire cost thereof back to Tenant as Additional Rent.

13.2.            Landlord Repair Obligations. Landlord shall repair and maintain (the “Landlord Repair Obligations”), as part of Operating Expenses (subject to the terms of Section 3 above), the Parking Areas, slab surface, all components of the structural portions of the Building (including any exterior windows), the roof structure (excluding the roof membrane and skylights), and all other base, shell and core components of the Building, including the base, shell and core systems and equipment of the Building. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant’s Property, fixtures and equipment, (iii) the moving of Tenant’s Property in or out of the Building or in and about the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of the terms of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or the Tenant Parties, (vi) fire and other casualty, except as provided by Section 18 of this Lease or (vii) condemnation, except as provided in Section 19 of this Lease. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. All costs incurred by Landlord in connection with Landlord’s performance of the Landlord Repair Obligations shall, subject to the terms of Section 3 of this Lease, be included in Operating Expenses.

13.3.            Annual Inspections. In addition to its rights under Section 9, throughout the Lease Term, Landlord shall have the right, but not the obligation, to perform inspections at, to, of and about the Premises in order to determine whether or not Tenant is complying with its obligations under this Lease with respect to repairs, maintenance and replacements, whether under this Section 13 or otherwise (each, an “Inspection”). Provided that no default has occurred by Tenant and continues beyond any applicable cure period, Landlord agrees that it shall not perform an Inspection more frequently than once in each twelve (12) month period during the Lease Term. The cost of each Inspection shall be borne by Landlord except that Tenant shall be solely responsible for such Inspection cost (as Additional Rent) in the event that the report of any such Inspection advises that Tenant has failed to timely comply with its obligations under this Lease (whether in this Section 13 or otherwise) to repair and maintain any and all aspects of the Premises, including the purchase, performance and installation of any replacements of any portion or component of the Premises. In such an instance, Tenant shall, within ten (10) days after Landlord’s delivery to Tenant of written demand therefor, pay to Landlord the actual, documented cost that Landlord incurred in order to perform the Inspection. Further, in such an instance, Landlord shall deliver to Tenant a copy of the report of the Inspection that advises that Tenant has failed to comply with its repair, replacement and maintenance obligations under this Lease (such failure(s), the “Deficiencies”). Tenant shall correct all such Deficiencies within thirty (30) days after Landlord delivers the Inspection report to Tenant; provided, however, if Tenant promptly commences, and pursues with due diligence, the correction or remedy of the Deficiencies, but Tenant is unable to complete such correction or remedy within the stated thirty (30) day cure period, for any reason outside of Tenant’s reasonable control, such thirty (30) day period may be extended for up to an additional sixty (60) days, provided that Tenant continues to pursue the correction or remedy of the Deficiencies with diligence and in good faith. If Tenant fails to timely correct or remedy the Deficiencies, then, in addition to Landlord’s rights under Section 22 below, Landlord shall have the right, but not the obligation, to undertake the correction or remediation of any outstanding Deficiencies, but at Tenant’s sole cost and expense. Tenant shall pay to Landlord, within five (5) days of Landlord’s delivery of demand therefor, any and all out-of-pocket costs and expenses that Landlord incurs in the correction or remediation of Deficiencies and all such monies so expended by Landlord shall also bear interest, at the Default Rate (defined below), from the date initially incurred by Landlord through the date paid in full (inclusive of all interest). All sums due from Tenant pursuant to the preceding sentence shall constitute Additional Rent hereunder. “Default Rate” shall mean an amount equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (y) the highest rate permitted by applicable Law.

13.4.            Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the base, shell and core of the Building or which is reasonably anticipated to cost more than $100,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the cost thereof (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

13.5.            Capital Replacements

. Notwithstanding anything to the contrary contained in this Lease, if, at any time during the Lease Term, the repair or replacements costs for (i) the HVAC System, (ii) dock levelers and roll up doors for the Premises installed by Landlord, or (iii) or other capital repairs which are Tenant’s responsibility hereunder, meets or exceeds or are anticipated to meet or exceed fifty percent (50%) of the estimated replacement cost of such items (i) through (iii), respectively (each a “Capital Replacement”), Tenant shall promptly notify Landlord of same. If in Landlord’s reasonable judgement the Capital Replacement has occurred and such is not the result of Tenant’s failure to perform Tenant’s maintenance obligations under this Lease or Tenant’s negligent acts, then in such event, subject to the terms of this Section 13.5, Landlord shall promptly engage a licensed contractor to promptly perform such Capital Replacement. The cost of such Capital Replacement shall be treated as a Qualifying Capital Improvements pursuant to Section 3 above and Tenant shall be liable for the payment of the same in accordance with the terms of Section 3 above.

13.6.            Tenant’s Self-Help Rights. Notwithstanding anything to the contrary set forth in this Lease, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance that are Landlord’s obligation to perform under the terms of this Lease, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after Landlord’s receipt of such notice, but in any event not later than thirty (30) days after Landlord’s receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and/or maintenance and Landlord commences such repairs and/or maintenance within such 30-day period and thereafter uses all commercially reasonable, diligent and good faith attempts to pursue the same to completion, provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, Landlord shall have only two (2) business day after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action and thereafter use all commercially reasonable, diligent and good faith attempts to pursue the same to completion), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional five (5) business days’ notice to Landlord that Tenant is taking such required action (but no such additional notice shall be required in the event of any such emergency type repairs described hereinabove). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such 5-business day period with respect to non-emergency type repairs, and the expiration of such 2-business day or longer period with respect to emergency-type repairs (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Base Rent only payable by Tenant under this Lease the amount of such invoice (Tenant shall not have the right to offset against the Operating Expenses payable under this Lease); provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Base Rent, but Tenant, as its sole remedy, may proceed to institute a lawsuit against Landlord to determine and collect the amount, if any, of such reimbursement. If Tenant prevails in such lawsuit and receives a monetary award against Landlord, then Landlord shall pay such monetary award to Tenant within thirty (30) days after the date such award is issued. If such monetary award is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Base Rent payable under this Lease only the amount of such monetary award. If Tenant undertakes such repairs and/or maintenance, and such work will affect the Building’s systems and equipment, any structural portions of the Building, any common areas of the Building or Park or other areas outside the Building and/or the exterior appearance of the Building or Park (or any portion thereof), then Tenant shall use only those unrelated third party contractors used by Landlord in the Building or at the Park for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs and/or maintenance.

14.    UTILITIES; SERVICES.

Tenant shall contract directly with the applicable utility providers for all utility services and shall provide for scavenger, janitorial, cleaning and extermination services in, to and for the benefit of the Premises. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service. All charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such utility services to the Premises. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises. If Landlord is required by Laws to perform energy benchmarking of the Premises, Tenant hereby authorizes Landlord to obtain information, from time to time throughout the Lease Term, regarding Tenant’s utility and energy usage at the Premises directly from the applicable utility providers and Tenant shall execute, within five (5) business days of Landlord’s request, any additional documentation required by any applicable utility provider evidencing such authorization. Landlord shall have no obligation to provide any utilities or services to the Premises.

15.    INVOLUNTARY CESSATION OF SERVICES.

Landlord reserves the right, upon no fewer than ten (10) business days advanced written notice to Tenant, which notice may be delivered via email to [***] and [***] (except in case of an emergency, in which event notice shall be given as soon as reasonably feasible), without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, (collectively, “Utility Services”), whenever and for so long as may be necessary by reason of (i) Force Majeure (as defined below), or (ii) the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (iii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of Utility Services to the Premises or to the Premises that occurs as a result of Force Majeure. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent. In the event that (i) Landlord’s or its Agent’s gross negligence or willful misconduct causes any interruption of Utility Services, (ii) Landlord fails to provide access to the Premises as required under this Lease, or (iii) Landlord fails to perform Landlord’s Repair Obligations under this Lease, within five (5) days after Landlord has received notice from Tenant of the need for such repairs (or such longer period of time as is reasonably required for such repair work if Landlord commences such repair work within such 5-day period and thereafter diligently prosecutes same to completion), and any such interruption and/or failure as referenced in items (i) through (iii) above, as the case may be, persists for a period in excess of five (5) consecutive business days and Tenant shall cease operating within the impacted portion of the Premises for such continuous period, Tenant, as Tenant’s sole remedy, shall be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant. To the extent that Tenant is able to operate its business temporarily within the balance of the Premises without interruption, Tenant shall not be entitled to any such abatement. The foregoing shall be Tenant’s sole remedy in the event of an interruption that is caused by Landlord or its Agents.

16.    LANDLORD’S RIGHTS.

Landlord, Agent, and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon at least twenty four (24) hours prior notice in advance of such entry (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates, and in connection with the foregoing, to install a sign at or on the Premises, to advertise the Premises for lease or sale (and, if the sign is for advertising the Premises for lease, any such sign shall not be displayed earlier than nine (9) months prior to the Expiration Date); and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of the Premises, or the Premises’ facilities and equipment as Landlord desires to make and which are not otherwise in conflict with the provisions of this Lease. During the period of nine (9) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease beyond any applicable notice and cure period), Landlord and its agents may exhibit the Premises to prospective tenants upon at least twenty-four (24) hour prior email notice to Tenant at [***] and [***]. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.     NON-LIABILITY AND INDEMNIFICATION; FORCE MAJEURE.

17.1.            Non-Liability. Subject only to the Landlord Indemnity (as hereinafter defined), none of the Landlord Indemnified Parties (defined below) shall be liable to Tenant for any Losses (defined below) to Tenant or to any other person, or to its or their property, irrespective of the cause of such Loss. In the event that the Landlord Indemnity is applicable, it shall apply only as and to the specific extent expressly provided in Section 17.3. Further, none of the Landlord Indemnified Parties shall be liable to Tenant or to any other person (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) for consequential, punitive, speculative or indirect damages, including those purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect, latent or otherwise, in the Premises; or (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2.            Tenant Indemnification. Except in the event of, and to the extent of, the gross negligence, sole negligence or willful misconduct of any of the Landlord Indemnified Parties, Tenant hereby indemnifies, defends, and holds Landlord, Agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the conduct or management of the Premises or any business therein by any or all of Tenant and/or the Tenant Parties, or any work or Alterations done by any or all of Tenant and/or the Tenant Parties, or any condition created by any or all of Tenant or the Tenant Parties in or about the Premises during the Lease Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to, the Premises; (b) any act, omission or negligence of any or all of Tenant and/or the Tenant Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises; and (d) any Tenant Haz Mat Use. Tenant also indemnifies, defends, and holds the Landlord Indemnified Parties harmless from and against any and all Losses arising from or in connection with any or all of: (i) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (ii) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (iii) the creation, existence or release of any Hazardous Materials in, at, on or under the Premises, if and to the extent brought to the Premises or caused by Tenant or any Tenant Party; and (iv) any violation or alleged violation by any or all of Tenant and the Tenant Parties of any Laws or Environmental Law. The obligations of Tenant in the two prior sentences are referred to collectively as “Tenant’s Indemnified Matters,” and shall include, but not be limited to, any claim for which the Tenant, the Tenant Parties, any contractors, subcontractors and material providers, would otherwise be entitled to immunity or defenses to such a claim under any workers’ compensation or similar law. In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but except in connection with third party tort claims, or government claims, not indirect, special, consequential, or punitive), natural resource damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of investigation, cleanup, remediation, removal and restoration or Response Actions, that are in any way related to any matter covered by the Tenant’s Indemnified Matters. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3.            Landlord Indemnification and Limitation of Landlord’s Liability. Except in the event of Tenant’s or the Tenant Parties negligence or willful misconduct, Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the sole and direct result of Landlord’s gross negligence, sole negligence or willful misconduct or breach of this Lease. As further provided in Section 25.21 below, in all events and under all circumstances, the liability of Landlord to Tenant, whether under this Section 17.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that neither Landlord nor any of the Landlord Indemnified Parties shall be personally liable for any judgment or deficiency. This Section 17.3 is referred to as the “Landlord Indemnity”. The provisions of this Section 17.3 shall survive the expiration or termination of this Lease.

17.4.            Force Majeure. Each of the obligations of Tenant (except the obligation to pay Rent, the obligation to maintain insurance, and provide evidence thereof, in accordance with Tenant Insurance Requirements and any delay caused by labor disputes involving Tenant’s employees, contractors or agents) and each of the obligations of Landlord, shall be excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, to the extent that any failure to perform, or delay in performing such obligation arises out of either or both of (a) any labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or a cyber disruption or attack, incidence of disease or other illness that reaches outbreak, epidemic and/or pandemic proportions (including without limitation COVID-19) or other causes affecting the Premises and/or the area in which the Premises is located, the imposition by federal, state or local governmental authorities of “shelter in place” or other quarantine requirements, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord’s or Tenant’s, as the case may be, reasonable control (collectively, “Force Majeure”).

17.5.            Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligation on Landlord to be responsible or liable for, and Tenant hereby releases the Landlord from all liability for Consequential Damages. Additionally, notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligation on Tenant to be responsible or liable for, and Landlord hereby releases Tenant from all liability for Consequential Damages, other than those Consequential Damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease in accordance with the terms of Section 20 below, (ii) Tenant’s default or breach of the terms and provisions of Section 9 of this Lease, or (iii) Tenant’s indemnification obligations under Section 17.2 of the Lease.

18.    DAMAGE OR DESTRUCTION.

18.1.            Notification and Repair; Rent Abatement. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises’ sanitary, electrical, HVAC, elevator or other systems. In the event that, as a result of Tenant’s failure to promptly notify Landlord pursuant to the preceding sentence, Landlord’s insurance coverage is compromised or adversely affected, then Tenant is and shall be responsible for the payment to Landlord of any insurance proceeds that Landlord’s insurer fails or refuses to pay to Landlord as a result of the delayed notification. Subject to the Total Destruction provision below, if the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except Tenant’s Property) with reasonable dispatch after the adjustment of the insurance proceeds attributable to such damage. Landlord (or Agent, as the case may be) shall use its diligent and good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days. Provided that any damage to the Premises is not caused by, or is not the result of the negligent acts or omissions by, any or all of Tenant and the Tenant Parties, if the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.2.            Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration of the Premises requires more than two hundred seventy (270) days or (ii) such repair or restoration requires the expenditure of more than (a) eighty percent (80%) of the full insurable value of the Premises on file with Landlord’s insurer immediately prior to the casualty or (b) fifty percent (50%) of the full insurable value of the Premises immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within ten (10) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than ten percent (10%) of the full insurable value of the Premises; and (y) occurs during the last two years of Lease Term, then Landlord, but not Tenant, shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence. In addition (1) if the damage occurs during the last year of Lease Term and materially impairs Tenant’s use of the Premises, Tenant shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence, or (2) Landlord fails to commence restoration within nine (9) months of the occurrence of the applicable casualty event, subject to Force Majeure, Tenant shall have the option to terminate this Lease by written notice to landlord given no later than 10 days following the expiration of such nine (9) month period. In the event of a termination pursuant to either of the preceding three (3) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding three (3) sentences. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises or landlord pursuant to a ground lease encumbering the Premises (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any commercial property insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Except as otherwise expressly set forth in this Lease, Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs and restoration. For purposes of this Section 18.2 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade. This Section is referred to as the “Total Destruction”.

18.3.            Insurance Proceeds. In connection with any repairs and restoration pursuant to this Section 18, Landlord shall not be obligated to expend an amount in excess of the proceeds of insurance actually recovered by Landlord with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any property insurance coverage, whether carried by Landlord or Tenant, for damage to the Premises (excluding any proceeds for damage to Tenant’s Property). In the event that the Premises is not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord’s duty to repair the Premises (excluding Tenant’s Property) is limited to repairing the Premises to substantially the same condition existing immediately prior to such fire or other casualty.

18.4.            Waiver of Statutory Provisions. The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Park.

19.    EMINENT DOMAIN.

If the whole, or any substantial portion of the Premises (i.e., meeting or exceeding fifty percent (50%) of the Premises) is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and/or such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Premises is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Premises affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord, or the condemning authority for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for relocation expenses, or for Tenant’s Property, shall be the property of Tenant, provided that such award does not diminish or otherwise adversely affect any award to Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

20.    SURRENDER AND HOLDOVER.

On the last day of the Lease Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected, in Landlord’s reasonable determination, with normal and customary use in accordance with (i) prudent operating practices and (ii) the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care), and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all of Tenant’s Property, the Tenant Improvements, Alterations, and Non-Mandatory Removable Items therefrom, except as otherwise expressly provided in this Lease; (c) all Required Permits and Environmental Permits applicable solely to Tenant’s use of the Premises shall have been terminated unconditionally; (d) Tenant shall have removed all Hazardous Materials from the Premises brought onto the Premises by Tenant or on behalf of Tenant’s from the Premises under manifests or bills of lading or profiles identifying Tenant as generator and with Tenant as signatory, (e) in the event of Tenant’s use of Hazardous Materials on the Premises, Tenant shall have delivered to Landlord a current Phase I Environmental Site Assessment prepared by an environmental professional reasonably acceptable to Landlord (“Approved Consultant”) upon which Landlord is entitled to rely as if it were the User thereof, prepared in accordance with the then-current ASTM standard or other standard identified by the United States Environmental Protection Agency for establishing “all appropriate inquiry” finding no Recognized Environmental Conditions (“REC”) at the Premises from Tenant’s Haz Mat Use or, if a REC is identified, a Phase II Environmental Site Assessment shall have been implemented by the Approved Consultant with a scope acceptable to Landlord confirming that there have been no releases from Tenant’s Haz Mat Use or if there are releases, then Tenant shall have conducted all Response Actions necessary to, and shall have received and delivered to Landlord an NFA, and (f) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. The terms of subsection (e) above shall not be applicable and Tenant shall not be required to provide a Phase I Environmental Site Assessment to Landlord if Tenant does not use Hazardous Materials on the Premises. Tenant’s use of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for, and consistent with, normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises shall not be deemed to constitute Tenant’s use of Hazardous Materials on the Premises. Subject to the advanced notice provisions provided for elsewhere in this Lease, Landlord shall be permitted to inspect and perform testing in, at and under the Premises in order to verify compliance with this Section 20 (x) not more than sixty (60) days prior to the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession or is deemed to not have achieved the surrender conditions as provided above: (A) such tenancy shall be deemed a tenancy at sufferance; (B) Tenant shall pay (1) 150% of the aggregate of the Base Rent last prevailing hereunder (without any proration for a partial month of holdover), (2) all Operating Expenses attributable to the Premises, and (3) all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (C) there shall be no renewal or extension of this Lease by operation of law. Nothing contained in this Section 20 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and Tenant shall be liable for any lost profits (i.e., consequential damages) to Landlord resulting therefrom. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver by Landlord of any rights or remedies, including Landlord’s right of any re-entry provided hereunder or by Laws. The provisions of this Section 20 shall survive the expiration or sooner termination of this Lease.

21.    EVENTS OF DEFAULT.

21.1.            Bankruptcy of Tenant. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within ninety (90) days after filing, or whenever a receiver of Tenant or of or for the property of Tenant, shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature (collectively, “Bankruptcy Default”).

21.2.            Default Provisions. In addition to any Bankruptcy Default above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due and such delinquency continues for five (5) business days following Landlord’s delivery to Tenant of written notice of such delinquency (provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then Tenant’s subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period, and if Landlord has given Tenant three (3) such delinquency notices in the preceding 3-year period, then Tenant’s subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period; (b) except as otherwise specifically set forth in this Section 21.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord’s delivery to Tenant of written notice of such default under this Section; provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise any Landlord Remedies (as hereinafter defined) unless such default remains uncured for more than ninety (90) days after the initial delivery of Landlord’s original default notice; (c) at Landlord’s election, if Tenant abandons the Premises within the meaning of Cal. Civ. Code Section 1951.3, and (d) the failure by Tenant to observe or perform according to the provisions of Sections 4, 10, 18 or 19 of this Lease, or any breach by Tenant of the representations and warranties set forth in this Lease, or the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately jeopardize Landlord’s interest, where such failure continues for more than three (3) business days after notice from Landlord. Except in the event of a transfer to a Permitted Transferee in compliance with the terms of Section 8.3 of this Lease, it shall be an automatic Default under this Lease (for which no notice or cure period shall be required) in the event that (i) Tenant transfers all of some portion of its assets to another party, regardless of (x) the nature of the assets and (y) whether that transferee is an affiliate of Tenant or an unrelated third party, and (ii) as a result (directly or indirectly) of such transfer, Tenant no longer has sufficient assets to permit Tenant to timely and fully satisfy the obligations (monetary or otherwise) imposed on it under this Lease. The notice periods provided in this Section 21.2 are in lieu of, and not in addition to, any notice periods provided by law.

22.            RIGHTS AND REMEDIES.

22.1.            Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

22.2.            Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity, do or perform any or all of the following remedies, each and all of which shall be cumulative and nonexclusive:

22.2.1.            Either or both terminate this Lease and terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth, at the time of award, of the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably mitigated; (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Lease Term (as of the date on which this Lease is terminated), and (iv) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law. The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus one percent per annum. Efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

22.2.2.            Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. Acts of maintenance, efforts to relet, and the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

22.2.3.            Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 22.2.1 and 22.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

22.2.4.            Pursue any other remedy now or hereafter available under the laws of the state in which the Premises is located.

22.2.5.            Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to the L-C as set forth herein.

22.2.6.            In no event shall Tenant be entitled to any surplus arising from Landlord’s re-leasing the Premises, regardless of whether Landlord terminates either or both of Tenant’s rights and this Lease, as provided above, or whether Landlord continues this Lease, as also provided above.

22.2.7.            Any and all of Tenant’s Property that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Laws may be handled, removed, disposed of and/ or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such handling, removal, or disposal and all storage charges for such Tenant’s Property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any Tenant’s Property not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be either, as Landlord elects (in whole or in part as to Tenant’s Property) (A) conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant, or (B) at Landlord’s election, abandoned by Tenant and disposed of by Landlord as it sees fit in its sole and absolute discretion. Neither expiration nor termination of this Lease, nor the termination of Tenant’s right to possession, shall relieve Tenant from its liability under the indemnity provisions of this Lease.

22.3.            Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the Default Rate, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by Laws.

22.4.            Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

22.5.            Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of any abandonment of the Premises by Tenant that occurs pre-sale or the rejection of this Lease in any bankruptcy proceeding commenced or filed prior to the consummation of the sale, or in any way impair Landlord’s rights upon a pre-sale Default, including, without limitation, Landlord’s right to damages.

22.6.            Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 22, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

22.7.            Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

Landlord’s rights and remedies under this Section are collectively referred to as “Landlord Remedies”.

23.    LANDLORD’S DEFAULT.

In the event that Landlord defaults in the observance or performance of any term or condition required to be performed by Landlord hereunder, Tenant may commence an action in a court of competent jurisdiction to compel performance by Landlord hereunder and/or to seek recovery of Tenant’s actual damages; provided, however, that Tenant may not exercise such remedy without first providing written notice of the alleged default to Landlord, setting forth with reasonable specificity and detail the nature of such default, and thereafter permitting Landlord a thirty (30) day period to cure such default (which cure period may be extended if Landlord is diligently pursuing performance of the applicable cure, but such cure is not completed within the 30 day period). Upon expiration of Landlord’s cure period, Tenant shall deliver written notice to Landlord advising of Tenant’s election to file the action contemplated above. The remedy provided in this Section is Tenant’s sole and exclusive remedy for Landlord’s breach of this Lease, whether at law or in equity. In connection with the exercise of the foregoing remedy or otherwise except as set forth in Section 15 of this Lease, Tenant shall not be entitled to any abatement of, deduction from, or set off against, the Rent payable hereunder.

24.    BROKER.

Tenant covenants, warrants and represents that Tenant’s Broker was the only broker to represent Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that Landlord’s Broker was the only broker to represent Landlord in the negotiation of this Lease. Landlord shall pay the brokerage commissions owing to the Tenant’s Broker and Landlord’s Broker in connection with this Lease pursuant to the terms of a separate written agreement or agreements between and/or among Landlord and Tenant’s Broker and Landlord’s Broker. Each party agrees to and hereby does indemnify, defend and hold the other harmless against and from any brokerage commissions or finder’s fees or claims thereof by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The provisions of this Section 24 shall survive the termination or expiration of this Lease.

25.    MISCELLANEOUS.

25.1.            Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2.            Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, or (b) if sent by Federal Express or other comparable commercial overnight delivery service, or (c) sent electronically, if, on the same date, a duplicate notice is sent pursuant to (a) or (b) above, addressed (in the case of any or all of (a), (b) and (c) above) to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered or (ii) in the case of overnight courier delivery on the first business day after having been deposited with the courier service, and (iii) in the case of electronic delivery, on the date such electronic delivery occurs, provided that, on the same date, a duplicate copy is sent pursuant to clause (a) or (b).

25.3.            Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment (at that time) for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of any breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

25.4.            Legal Costs. Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any reasonable legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Except as otherwise expressly set forth in this Lease, Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent (subject to the limitations set forth in this Lease). All payments due hereunder from Tenant to Landlord shall be deemed Additional Rent.

25.5.            Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations hereunder shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

25.6.            Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

25.7.            Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by Laws. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

25.8.            Time. Time is of the essence for this Lease, unless waived by Landlord (which Landlord shall have the right, but not the obligation, to do). If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday, either by the federal government or in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday.

25.9.            Authority. Each of Tenant and Landlord represent, warrant, and covenant with and to the other party hereby as follows: the individual(s) acting as signatory on its behalf is(are) duly authorized to execute this Lease; it has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; and this Lease is and shall be fully and completely binding upon it.

25.10.            WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

25.11.            Financial Information. At any time during the Lease Term, but no more often than one time per each twelve (12) month period of the Lease Term (unless in connection with any sale, financing or refinancing of the Premises or Park or in the event that Tenant is in default beyond any applicable notice and cure period),Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor. Upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement, certified, as to accuracy and completeness, by a duly authorized officer of tenant (e.g. chief financial officer or controller). Furthermore, upon the delivery of any such financial information from time to time during the Lease Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information. Notwithstanding the foregoing, in the event that (1) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant or is otherwise an “Affiliate” of Tenant) is publicly traded on a national stock exchange, and (2) Tenant has its own, separate and distinct 10K and 10Q filing requirements or has a joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant but Tenant’s financial condition is separately and reasonably set forth in any such filings (and therefor Tenant’s financial statements can be accessed by the general public via the internet), then Tenant’s obligation to provide Landlord with any such financial statements shall be deemed satisfied. Tenant’s obligation to provide Landlord with any such financial statements shall not be deemed satisfied in the event that Tenant’s joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant does not set forth Tenant’s financial condition separately and reasonably in any such filings.

25.12.            Confidential Information. Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Lease Term in connection with the negotiation and execution hereof. Notwithstanding the foregoing, Tenant may disclose this Lease without the prior written consent of Landlord to (i) Tenant’s consultants, brokers, attorneys, property managers and employees that have a need to know such information, (ii) as required by applicable Law, and (iii) to bona fide prospective purchasers, lenders, assignees, or subtenants (collectively, the “Authorized Tenant Parties”), provided that Tenant shall instruct the Authorized Tenant Parties to keep such information confidential. Further, the foregoing prohibition in disclosure shall not apply to any disclosures required by laws, regulations or rules during any time that the shares of the tenant hereunder (whether the named Tenant or a transferee) are traded on a nationally-recognized stock exchange. The provisions of this Section 25.12 shall survive the termination of this Lease.

25.13.            Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease, or an offer to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

25.14.       Lien Prohibition. Tenant shall not permit any notice of unpaid balance or right to file lien, construction lien, construction lien claim, mechanics or materialmen’s liens to be filed or to attach to the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 15 days after the filing thereof; or, within such fifteen (15) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest at the Default Rate thereon, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. THE INTEREST OF THE LANDLORD IN THE PREMISES SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR ALTERATIONS MADE BY THE TENANT OR ANY OTHER ACT OF TENANT. The provisions of this Section 25.14 shall survive the termination or expiration of this Lease.

25.15.            Landlord’s Covenants; No Termination Right. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate, and to the extent permitted by Laws waives the benefit of any Laws now or hereafter in effect which would permit Tenant to terminate, this Lease for breach of Landlord’s obligations hereunder.

25.16.            Anti-Terrorism. Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of the Tenant Parties currently is, nor shall any of them be, at any time during the Lease Term, in violation of any laws or regulations relating to either or both terrorism and money laundering; (ii) none of the Tenant Parties is, nor shall any of them be, during the Lease Term (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a “Specially Designated National” on the then - most current list published by the US Treasury Department’s Office of Foreign Assets Control or other replacement official publication of such list, or (2) a person or entity who is identified as, or affiliated with, a person or entity designated as a terrorist, or associated with terrorism or money laundering, pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken and shall continue to take during the Lease Term, reasonably appropriate steps to understand its legal obligations under all anti-terrorism Laws and regulations, and has implemented, and shall continue to implement during the Lease Term, appropriate procedures to assure its continued compliance with them. At any time and from time to time during the Lease Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification and such other evidence as Landlord may reasonably request evidencing and confirming Tenant’s compliance with this Section 25.16. Notwithstanding anything to the contrary set forth in this Lease, no notice or cure period shall be required or provided with respect to any breach or default under this Section.

25.17.            Electronic Signatures; and Counterparts. The parties acknowledge and consent to be bound by electronic signatures, including signatures of any required witness. This Lease may be executed in multiple counterparts, but all such counterparts shall together constitute a single, complete and fully-executed document.

25.18.            Waiver of Right of Redemption. Tenant waives all right of redemption to which Tenant may be entitled by Laws.

25.19.            Injunctive Relief. Any violation, attempted violation, or threatened violation, of any provision of this Lease by Tenant, can be remedied by injunction, which shall be a cumulative remedy in addition to any Landlord Remedies under this Lease or by any Laws, and Tenant shall not raise as a defense thereto that Landlord has an adequate remedy at Law.

25.20.            Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

25.21.            Limitation of Liability. Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord’s liability for failure to perform any obligations arising out of or in connection with this Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord’s equity interest in the Premises, including, subject to any rights of Landlord, Landlord’s mortgagee and other encumbrances affecting the Premises, all rental proceeds therefrom received by Landlord during Landlord’s period of ownership, but not any proceeds from any sale thereof once such sale proceeds have been distributed to Landlord’s shareholders, members, owners and/or similar ownership parties. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord’s interest in the Premises. No personal judgment shall lie against Landlord or its members, or any of their constituent members, or any officers, members, shareholders, partners or employees of any of the foregoing, upon extinguishment of Landlord’s rights in the Premises and any judgments so rendered shall not give rise to any right of execution or levy against the assets of Landlord or any of its members or their constituent members, or any officers, members, shareholders, partners or employees of any of the foregoing. The provisions hereof shall inure to Landlord’s successors and assigns including any lender of Landlord.

Additionally, notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Laws to the contrary, neither Tenant’s officers, directors, shareholders, agents, or employees shall have any personal liability for the obligations of this Lease and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

25.22.            Environmental, Social and Governance.

25.22.1.            Sustainability Contact Information. Landlord and Tenant each hereby agree to provide a point of contact (as designated below) to discuss issues related to sustainability and energy involving the Premises. Such issues may include, but not be limited to, retrofit projects, billing processes, energy efficiency upgrades, and data access.

Tenant Sustainability Contact:

Name: [***]
Email: [***]
Phone: [***]

Landlord Sustainability Contact:

Name: [***]
Email: [***]
Phone: [***]

25.22.2.            Energy Star Score Disclosure. Tenant acknowledges that Landlord has advised Tenant that Landlord participates in an energy benchmarking program with the United States Environmental Protection Agency (EPA) called ENERGY STAR Portfolio Manager®. This program is intended to facilitate Landlord’s ability to improve the energy efficiency of the Building. Tenant shall provide Landlord with reasonable access (on a periodic basis, promptly after Landlord’s request therefor) to Tenant’s data on Tenant’s energy use (“Tenant’s Energy Use Information”) for inclusion in Landlord’s annual reports in connection with Landlord’s ENERGY STAR annual rating and other similar energy efficiency purposes. If and to the extent that Landlord makes use of Tenant’s Energy Use Information, Landlord shall not identify Tenant by name, nor separately break out, and provide to third parties, any of Tenant’s Energy Use Information. Furthermore, Landlord shall not have any right to dictate or control Tenant’s energy use in the Building, except if and to the extent otherwise expressly provided in this lease.

25.22.3.            Tenant Energy Disclosure. Upon Landlord’s request (but no more frequently than once every three (3) months), Tenant shall submit to Landlord Tenant’s own energy and water consumption, and waste production, data, including total usage and total charges as such charges appear on Tenant’s electric, gas, water, waste collection and other utility bills. If and to the extent Tenant has already provided electricity usage information to Landlord pursuant to Section 25.22.2 above, Tenant shall not be required to provide duplicative electricity use information under this Section 25.22.3. The format in which such information is delivered to Landlord shall be reasonably acceptable to Landlord. Landlord agrees, however, that such information may only be utilized by Landlord subject to the same disclosure limitations as are imposed under Section 25.22.2 above.

25.22.4.        Green Tenant Fit-Out Guide. Attached hereto as Schedule 25.22.5 is a so-called “fit out guide” so as to offer suggestions and guidance on practices and procedures that Tenant might choose to implement in its business operations in the Premises in order to ensure the efficient operation of Tenant’s business in the Premises and to facilitate Tenant’s ability to align its business operations in the Premises with Landlord’s ESG Policies (the “Guide”). If Tenant has any questions concerning the Guide and implementation of its suggestions, Tenant should contact Landlord’s Sustainability contact identified in Section 25.22.1 above.

25.22.5.            Renewable Energy Systems. During the Term, Landlord may, at its sole cost and expense, without Tenant’s consent, install or permit the installation by a Renewable Energy Developer (defined below) of one or more Renewable Energy Systems (defined below) on (i) not more than fifty percent (50%) of the roofs of the Building, and (ii) such other areas of the exterior of the Premises, the Building or the Park, that do not unreasonably interfere with Tenant’s operations within the Premises for the Permitted Use (collectively, “Designated Reserved Areas”). Tenant hereby agrees not to unreasonably interfere with the Renewable Energy Developer’s rights to the Designated Reserved Areas and the operation of the Renewable Energy System (defined below), and in connection therewith shall provide the Renewable Energy Provider reasonable access to the Designated Reserved Areas. A “Renewable Energy System” shall mean a mechanical, electrical or other installation comprised of solar/photovoltaic panels, mounting systems, transmission lines and cabling, and other related infrastructure, equipment and facilities which produces energy, including without limitation a rooftop solar electric or photovoltaic (PV) system. A “Renewable Energy Developer” shall mean a contractor, developer, or other person or entity that owns a Renewable Energy System or is engaged to develop, install, operate, manage and/or maintain a Renewable Energy System (including, but not limited to, an affiliate of Landlord), whether pursuant to a lease, sublease, license or other contractual arrangement with Landlord.

In connection with any Renewable Energy System that may be installed, if requested by Landlord, Tenant agrees to utilize power generated from the Renewable Energy System subject to the terms of this Section 25.22.5. To the extent applicable, Tenant shall pay the cost of Tenant’s use of power generated from the Renewable Energy System (“Renewable Energy Charges”), either directly to the Renewable Energy Developer or as Operating Expenses reimbursable to Landlord; provided, however, in no event shall the Renewable Energy Charges payable by Tenant exceed the rate that would otherwise be payable directly to the existing utility company for the provision of utility service to the Premises directly from the grid.

26.   RENTS FROM REAL PROPERTY. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as rents from real property within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as rents from real property for the purposes of the Code and the Regulations, Tenant agrees to cooperate with Landlord by entering into such amendment or amendments as Landlord reasonably deems necessary to qualify all Rent as rents from real property; provided, however, that any adjustments required pursuant to this Section 26 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

27.    SOLAR FACILITY. Subject to (i) the approval of all applicable governmental agencies, (ii) Tenant’s compliance with all Easements, all applicable Laws, the provisions of this Section 27 and the other provisions of this Lease, and (iii) the rights of the Renewable Energy Developer to the roof of the Building, if applicable, Tenant shall have the non-exclusive right (at Tenant’s sole cost and expense but without any obligation to pay Landlord any rent or license fees with respect thereto) to: (A) install on the roof of the Building, in a location designated by Landlord (the “Solar Facility Equipment Area”), a reasonable scope of solar panels, the specifications of which shall be subject to Landlord’s reasonable approval (collectively, the “Solar Panel Equipment”); and (B) install connection equipment, such as conduits, cables, feeders and materials (collectively, the “Connecting Equipment”) in the existing risers, shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to operate the Solar Panel Equipment. In no event shall the Solar Facility Equipment Area exceed more than thirty percent (30%) of the roof of the Building. Subject to Section 27.3 below and all of the terms and conditions of this Lease, and subject to all applicable Laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where the Solar Panel Equipment and Connecting Equipment (all collectively referred to herein as the “Solar Facility Equipment”) are located for the purposes of maintaining, repairing, testing and replacing the same. The Solar Facility Equipment shall be deemed Tenant’s Property.

27.1.            Installation. The installation of the Solar Facility Equipment shall constitute Alterations and shall be performed in accordance with and subject to the provisions of Section 11 above including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Solar Facility Equipment, and the Solar Facility Equipment shall be treated for all purposes of this Lease as if the Solar Facility Equipment were Tenant’s personal property. In no event shall Tenant be permitted to void any roof or other warranties pertaining to the Building and/or Park in connection with the installation of the Solar Facility Equipment. For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to its use of the roof as herein provided, the portions of the Solar Facility Equipment Area (and any other portions of the roof where the Rooftop Equipment is actually located) shall be deemed to be a portion of Tenant’s Premises; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Solar Facility Equipment. Landlord shall have no obligation to make any changes, improvements or alterations to the areas where any of the Solar Facility Equipment is located.

27.2.            Non-Exclusive Right. It is expressly understood that Landlord retains the right to use and to grant to third parties, including a Renewable Energy Developer, the right to use the portions of the roof on which the Solar Facility Equipment is not located, provided that (i) Tenant shall have reasonable access to the Solar Facility Equipment, (ii) Landlord and such third parties shall not unreasonably interfere with Tenant’s use of the roof or the Solar Facility Equipment and (iii) Tenant shall not be responsible for repair of any damage caused to the roof by any such third parties, including, the repair or replacement of any skylight, or other roof membrane or components damaged by the use of such third parties, provided that the foregoing shall not be applicable to damages resulting from a Tenant Damage. Landlord shall indemnify, defend and hold Tenan harmless from and against any and all claims to the extent arising out of the use of the roof by the third parties as set forth in Section 27, provided that the foregoing shall not be applicable to any claims arising from Tenant’s negligence or willful misconduct.

27.3.            Tenant’s Covenants. Tenant shall install, use, maintain and repair the Solar Facility Equipment so as not to (i) cause damage to the Premises, the Building or the systems and equipment of the Premises, or (ii) unreasonably interfere with the operation of the Building or the Premises, or the operation of the businesses of other tenants, occupants or licensees of the Premises or such tenants’, occupants’ and licensees’ systems and equipment located in, on or about the Building or the Premises. In addition, Tenant shall (A) be solely responsible for any damage caused as a result of the Solar Facility Equipment, (B) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Solar Facility Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (C) make necessary repairs, replacements or maintenance of the Solar Facility Equipment. Further, Tenant, at Tenant’s sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Solar Facility Equipment as Landlord may reasonably require. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims to the extent arising out of Tenant’s failure to comply with the provisions of this Section 27.

27.4.            Landlord’s Obligations. Landlord shall not have any obligations with respect to the Solar Facility Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Solar Facility Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Solar Facility Equipment and related Connecting Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

27.5.            Hazardous Materials/Inspections. Tenant shall not use any Hazardous Materials in connection with the Solar Facility Equipment. Landlord shall have the right, after providing Tenant with not less than twenty-four (24) hours’ prior notice (except no such prior notice shall be required in case of emergency), to conduct such tests and/or inspections of the Solar Facility Equipment as Landlord may determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Section 27, and Tenant shall pay for the reasonable cost of such tests.

27.6.            Default. If any of the conditions set forth in this Section 27 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to: (i) immediately discontinue its use of the particular items of the Solar Facility Equipment that are non-compliant, remove the same, and make such repairs and restoration as required under Section 27.7 below, or (ii) correct such noncompliance either (A) immediately after receipt of such notice in cases of emergency, or (B) within ten (10) days after Tenant’s receipt of such notice in non-emergency situations (or such longer period as may be reasonably necessary to correct such noncompliance in such non-emergency situations, so long as Tenant commences to correct such noncompliance within such ten (10) day period and thereafter proceeds with due diligence to correct such noncompliance). If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii), then Tenant shall immediately discontinue its use of the particular items of the Solar Facility Equipment which are non-compliant and remove the same.

27.7.            Removal at End of Term. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s expense, remove the Solar Facility Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Solar Facility Equipment.

27.8.            Rights Personal. Notwithstanding the foregoing provisions of this Section 27 to the contrary, Tenant’s rights under this Section 27: (i) are personal to the Original Tenant; and (ii) may not be transferred to or used by any person or entity other than the Original Tenant.

28.    OFAC LAWS AND REGULATIONS.

The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so. Tenant and no individual or entity owning directly or indirectly any interest in Tenant is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations (as hereinafter defined) or is otherwise in violation of any of the OFAC Laws and Regulations. Tenant shall immediately notify Landlord, in writing, if any individual or entity owning directly or indirectly any interest in Tenant or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations, is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of anti-money laundering laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws. For purposes of this Lease, “OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any governmental authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

29.    ANTI-CORRUPTION. During the Lease Term:

29.1.            Tenant represents that neither it nor, to its knowledge, after due inquiry, any of its officers, directors, employees, subsidiaries, Affiliates, agents or representatives has offered, promised or given, or will offer, promise or give, to any person, directly or through a third party, anything of value, for the person himself or herself or another person or entity, in order to improperly influence official actions, obtain or retain business, or otherwise secure an improper business advantage.

29.2.            Tenant represents and warrants that Tenant and, to its knowledge, after due inquiry, its respective affiliates, subsidiaries, officers, directors, employees, agents and representatives are and have been in compliance, and will comply strictly throughout the performance of this Lease, with all applicable Anti-Corruption Laws (as defined below) and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

29.3.            Tenant is not now, nor will it be, owned, directly or indirectly, in whole or in part, or controlled by any government or Government Official. For purposes of this paragraph, the term “Government Official” means any officer or employee of a government or government controlled entity, or of a public international organization, or of companies that are partially or wholly-owned or controlled by governments or governmental agencies, or monarchies and royal families, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office.

29.4.            Tenant shall notify Landlord immediately if at any time the foregoing representations and warranties contained in this Section 28 shall not be true and correct. Upon receipt of such notification, Landlord shall have the right to either or both unilaterally terminate this Lease and pursue any other remedies available to it.

29.5.            Tenant shall not be obligated to take any action or omit to take any action that it believes, in good faith, would cause it to be in violation of any Anti-Corruption Laws and/or Anti-Money Laundering Laws (defined below).

29.6.            For the purposes of this Section 28, “Anti-Corruption Laws” means any laws, rules or regulations of any applicable jurisdiction concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act. The term “Anti-Money Laundering Laws” means any laws, rules or regulations, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; or (ii) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, Pub. L. No. 107-56, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 U.S.C. §§ 1956-1957.

30.   RULES AND REGULATIONS. Tenant shall comply with all reasonable rules and regulations established by Landlord covering use of the Premises and disclosed to Tenant in writing (the “Rules and Regulations”). Landlord’s current Rules and Regulations are attached hereto as Exhibit C. Any new or modified Rules and Regulations promulgated by Landlord shall not unreasonably interfere or impair Tenant’s use of, access to, or operations in the Premises or otherwise diminish Tenant’s rights or increase Tenant’s obligations under this Lease. In the event that the Rules and Regulations conflict with the express terms of this Lease, the terms of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any Rules or Regulations.

31.     Permitted Dogs. Notwithstanding any provision to the contrary in this Lease, Tenant shall be permitted to bring into the Premises fully-domesticated, fully-vaccinated, trained dogs owned by the officers and/or employees of Tenant as pets (individually and collectively, “Permitted Dogs”), subject to compliance with applicable Laws and the terms and conditions of this Section 31. In no event shall more than five (5) Permitted Dogs be permitted at any one time, nor shall Tenant permit any Dangerous Breeds (as defined below) to enter the Premises, the Building or the Project. For the purposes herein, “Dangerous Breeds” shall mean the following breeds: Pit Bull Terrier, Rottweiler, Boxer, Chow, Presa Canario, German Shepherd, Alaskan Malamute, Husky and Doberman Pinscher. Landlord shall have the right, from time to time, to reasonably modify or add to the definition of Dangerous Breeds to be consistent with definitions commonly used by landlords of the Comparable Projects, or to comply with applicable Laws pertaining to the Premises. All Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Building, or bark excessively or otherwise create a nuisance. The Permitted Dogs shall be on a leash at all times that they are not within the Premises and shall not be allowed in the parking areas or in the common areas, except en route to and from the Premises, or in such areas as may be designated by Landlord from time to time, if any (i.e., any dog run or fenced dog park). Permitted Dogs shall not be allowed to urinate or defecate anywhere within the Premises or the Building. Permitted Dogs shall be guided to public areas or adjacent properties (where permitted) for urination or defecation, and Tenant shall be liable for any violations of public health restrictions made by any Permitted Dogs. Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in or on the Premises, and Tenant shall immediately remove any waste, vomit and/or excrement of any Permitted Dogs from the Premises and properly clean the affected area. Upon Landlord’s request at any time, and from time to time, Tenant shall provide Landlord with evidence of all current vaccinations and current flea treatment for Permitted Dogs. In no event shall any of the Permitted Dogs be kept in the Premises overnight. Tenant shall be responsible for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against any and all claims arising from, resulting from or connected with the acts or presence of the Permitted Dogs in the Premises or Building or (including, without limitation, bodily injury to persons in the Premises or Building or any third party with rights to the Premises or invitee of the Premises). Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant’s liability insurance provided pursuant to this Lease covers dog-related injuries and damage. Tenant shall comply with all applicable Laws associated with or governing the presence of the Permitted Dogs within the Premises or the Building or on the Project, and such presence shall not be allowed if it violates the certificate of occupancy for the Building. Notwithstanding the foregoing, Landlord shall have the right at any time to rescind Tenant’s right to have any particular dogs in the Premises (other than seeing eye dogs or other service animals in accordance with the Rules and Regulations and applicable Laws), if Tenant (or any applicable Permitted Dog) is in violation of one or more of the terms and conditions set forth in this Section 31 and fails to cure such violation within two (2) business days of receiving notice thereof from Landlord, Landlord shall have the right at any time to rescind Tenant’s right to have such particular Permitted Dog in the Premises if in Landlord’s reasonable business judgment, such complaints are legitimate and not intended solely to harass or frustrate Tenant’s use and occupancy of the Premises.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

5801 SECOND STREET, LLC,
a Delaware limited liability company

By:	/s/ Nick Siegel
Name:	Nick Siegel
Its:	Vice President

Landlord’s Address for Notices:

c/o Bridge Industrial
11100 Santa Monica Blvd., Suite 700
Los Angeles, CA 90025
Attn: [***]
Telephone: [***]
Email: [***]

with a copy to:

Bridge Industrial
444 W. Lake Street, Suite 3125
Chicago, IL 60606
Attention: Legal Department
Email: [***]

Bridge Industrial
11100 Santa Monica Blvd., Suite 700
Los Angeles, CA 90025
Attn: [***]
Email: [***]

Perspective Law Group, P.C.
11100 Santa Monica Blvd., Suite 780
Los Angeles, CA 90025
Attn: [***]
Email: [***]

TENANT:

LYMI Inc.,
a Delaware

By:	/s/ Hali Borenstein
Name:	Hali Borenstein
Its:	CEO

Tenant’s Addresses for Notices:

LYMI Inc.
2263 East Vernon Avenue
Vernon, California 90058

After Commencement Date:

LYMI Inc.
5801 South 2nd Street
Vernon, California 90058

With a copy to:

Procopio, Cory, Hargreaves and Savitch LLP
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
Attn: [***]
Email: [***]

Exhibit A

Legal Description

[INTENTIONALLY OMITTED]

A-1

Exhibit A-1

Outline of Premises

[INTENTIONALLY OMITTED]

A-1-1

Exhibit B

Broom Clean Condition and Repair Requirements

[INTENTIONALLY OMITTED]

B-1

Exhibit C

Rules & Regulations

[INTENTIONALLY OMITTED]

C-1

Exhibit D

Tenant Work Letter

[INTENTIONALLY OMITTED]

D-1

SCHEDULE 1 TO TENANT WORK LETTER

BASE BUILDING WORK

[INTENTIONALLY OMITTED]

D-2

Exhibit E

CONFIRMATION OF COMMENCEMENT DATE

[INTENTIONALLY OMITTED]

E-1

Exhibit F

TENANT CONTACT INFORMATION

[INTENTIONALLY OMITTED]

F-1

Exhibit G

TENANT OPERATIONS INQUIRY

[INTENTIONALLY OMITTED]

G-1

Exhibit H

FORM OF LETTER OF CREDIT

[INTENTIONALLY OMITTED]

H-1

SCHEDULE 25.22.5
Tenant Fit-Out Guide

[INTENTIONALLY OMITTED]

SCHEDULE 25.22.5